SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
              the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant /X/
Filed by a party other than the Registrant / /

Check the appropriate box:
/ /  Preliminary Proxy Statement
/ /  Confidential,  for Use of the Commission Only (as permitted by
     Rule 14a-6(e)(2))
/X/  Definitive  Proxy  Statement
/ /  Definitive  Additional  Materials
/ /  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                             Black Hills Corporation
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                (Name of Registrant as Specified In Its Charter)
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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/      No fee required

/ /     Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

          (1)  Title of each class of securities to which transaction applies:

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          (2)  Aggregate number of securities to which transaction applies:


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          (3)  Per unit price or other underlying value of transaction  computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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          (4)  Proposed maximum aggregate value of transaction:


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          (5)  Total fee paid:


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/ /      Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          (1)  Amount Previously Paid:


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          (2)  Form, Schedule or Registration Statement No.:

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          (3)  Filing Party:

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          (4)  Date Filed:

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


                             BLACK HILLS CORPORATION
                                625 Ninth Street
                         Rapid City, South Dakota 57701

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                  MAY 30, 2001

March 29, 2001

Dear Shareholder:

         You are invited to attend our annual meeting of shareholders to be held on Wednesday, May 30, 2001 at 9:30 a.m. local time, at the Journey Museum, 222 New York Street, Rapid City, South Dakota. The purpose of our annual meeting is to consider and take action on the following:

          1. Election of three Class I Directors to serve until the annual meeting of shareholders in 2004: Adil M. Ameer, Everett E. Hoyt and Thomas J. Zeller.

          2. Authorization of an increase in our authorized indebtedness from $500 million to $2 billion.

          3. Authorization of the Black Hills Corporation Omnibus Incentive Compensation Plan.

          4. Ratification of Arthur Andersen LLP to serve as our independent auditors for the year 2001.

          5.   Any other business that properly comes before the annual meeting.

         The accompanying proxy statement discusses the important matters to be considered at this year's meeting. Our shareholders of record as of March 16, 2001 can vote at the annual meeting.

         Your vote is very important. Please sign, date and return the enclosed proxy card in the envelope provided. If you own shares of common stock other than the shares shown on the enclosed proxy, you will receive a proxy in a separate envelope for each such holding. Please execute and return each proxy received. To make sure that your vote is counted, you should allow enough time for the postal service to deliver your proxy before the meeting.

                                            Sincerely,

                                            STEVEN J. HELMERS
                                            General Counsel
                                              and Corporate Secretary

                             BLACK HILLS CORPORATION
                                625 Ninth Street
                         Rapid City, South Dakota 57701

                                 PROXY STATEMENT

         A proxy in the accompanying form is solicited by the Board of Directors of Black Hills Corporation, a South Dakota corporation, to be voted at the annual meeting of our shareholders to be held Wednesday, May 30, 2001, and at any adjournment of the annual meeting.

         The enclosed form of proxy, when executed and returned, will be voted as set forth therein. Any shareholder signing a proxy has the power to revoke the proxy in writing, addressed to our secretary, or in person at the meeting at any time before the proxy is exercised.

         All shares represented by valid, unrevoked proxies will be voted at our annual meeting. Shares voted as abstentions on any matter, or as "withhold authority" as to votes for members of our Board of Directors, will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum at the meeting. For the election of directors, votes
"withheld" will be considered votes against the directors. For all other proposals, abstentions and broker non-votes will not be counted as votes cast. If a broker submits a proxy which indicates that the broker does not have discretionary authority as to certain shares to vote on one or more matters, those shares will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum at the meeting, but will not be considered as present and entitled to vote with respect to such matters.

         We will bear all costs of the solicitation. In addition to solicitation by mail, our officers and employees may solicit proxies by telephone, fax, or in person. Georgeson Shareholder Communications, Inc. has been retained to assist in the solicitation of proxies at an anticipated cost of $5,000 plus out-of-pocket expenses. Also, we will, upon request, reimburse brokers or other persons holding stock in their names or in the names of their nominees for reasonable expenses in forwarding proxies and proxy materials to the beneficial owners of stock.

         This proxy statement and the accompanying form of proxy are to be first mailed on or about March 27, 2001. Our annual report to shareholders is being mailed to shareholders with this proxy statement.


                                  VOTING RIGHTS

         Only our shareholders of record at the close of business on March 16, 2001, will be entitled to vote at the meeting. Our outstanding voting stock as of such record date consisted of 22,977,508 shares of our common stock.


         Each outstanding share of our common stock is entitled to one vote. Cumulative voting is permitted in the election of our Board of Directors. Each share is entitled to three votes, one each for the election of three directors, and the three votes may be cast for a single person or may be distributed among two or three persons.

                                TABLE OF CONTENTS


COMMONLY ASKED QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING PROCESS.........1


ITEM I: ELECTION OF DIRECTORS.................................................4
         Security Ownership of Management and Principal Shareholders..........6
         The Board and Committees.............................................8
         Compensation Committee Interlocks and Insider Participation..........9
         Directors' Fees......................................................9
         Executive Compensation..............................................10
         Retirement Plans....................................................13
         Retirement Benefits.................................................14
         Nonqualified Deferred Compensation Plan.............................15
         Retirement Savings Plan.............................................15
         Severance Agreements................................................15
         Audit Committee Report..............................................16
         Principal Accounting Firm Fees......................................17
         Stock Performance Graph.............................................18


ITEM II: AUTHORIZATION OF INCREASE IN INDEBTEDNESS...........................18


ITEM III: PROPOSAL TO APPROVE THE BLACK HILLS CORPORATION OMNIBUS INCENTIVE
          COMPENSATION PLAN..................................................19
         Background..........................................................19
         Purpose.............................................................19
         Duration............................................................20
         Shares Available....................................................20
         Administration......................................................20
         Eligibility.........................................................20
         Grants under the Plan...............................................20
         Termination of Employment or Board Service..........................22
         Transferability.....................................................22
         Taxes...............................................................22
         Change in Control...................................................22
         Award Information...................................................22
         Federal Income Tax Consequences.....................................22


ITEM IV: APPOINTMENT OF INDEPENDENT AUDITORS.................................24


ITEM V: TRANSACTION OF OTHER BUSINESS........................................25

      COMMONLY ASKED QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING PROCESS

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Q:   Who is soliciting my proxy?

A:   The Board of Directors of Black Hills Corporation.

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Q:   Where and when is the annual meeting?

A: 9:30 a.m., Mountain Daylight Time, May 30, 2001 at the Journey Museum, 222 New York Street, Rapid City, South Dakota.

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Q:   What am I voting on?

A: Election of three Class I Directors: Adil M. Ameer, Everett E. Hoyt and Thomas J. Zeller.

     Authorization of an increase in our authorized indebtedness from $500 million to $2 billion.

     Authorization of the Black Hills Corporation Omnibus Incentive Compensation Plan.

     Ratification of Arthur Andersen LLP as our independent auditors for 2001.

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Q:   Who can vote?

A: Holders of our common stock as of the close of business on the record date, March 16, 2001, can vote at our annual meeting. Each share of our common stock gets one vote. Cumulative voting is permitted in the election of directors. Each share is entitled to three votes, one each for the election of three directors, and the three votes may be cast for a single person or may be distributed among two or three persons.

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

Q:   How do I vote?

A: Sign and date each proxy card that you receive and return it in the prepaid envelope. If we receive your signed proxy before the annual meeting, we will vote your shares as you direct. You can specify on your proxy whether your shares should be voted for all, some or none of the nominees for director. You can also specify whether you approve, disapprove or abstain from the other three proposals.

     If you do not mark any sections, your proxy card will be voted:

          in favor of the election of the directors named in Proposal 1; and

          in favor of Proposals 2, 3 and 4.

     You have the right to revoke your proxy any time before the meeting by:

          notifying our secretary in writing; or

          in person at the meeting at any time before the proxy is exercised.

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Q:   Who will count the vote?

A: Representatives of Wells Fargo Bank Minnesota, N.A. will count the votes and serve as judges of the election.

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Q:   What constitutes a quorum?

A: As of the record date, March 16, 2001, 22,977,508 shares of our common stock were issued and outstanding. In order to conduct the annual meeting, more than one-half of the outstanding shares must be present or be represented by proxy. This is referred to as a "quorum." If you submit a properly executed proxy card, you will be considered as part of the quorum. Proxies marked as abstaining on any proposal to be acted on by shareholders will be treated as present at the annual meeting for purposes of a quorum. Proxies marked as abstaining, however, will not be counted as votes cast on that proposal. Abstaining proxies include proxies containing broker non-votes.

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Q:   What vote is needed for these proposals to be adopted?

A: More than one-half of shares present either in person or by proxy and entitled to vote at the annual meeting must vote for a proposal in order for it to be adopted. For the election of directors, votes "withheld" will be considered votes against the directors. For all other proposals, abstentions and broker non-votes will not be counted as "votes" cast.

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Q:   What should I do now?

A: You should mail your signed and dated proxy card in the enclosed envelope as soon as possible, so that your shares will be represented at the annual meeting.

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

Q:   Who conducts the proxy solicitation and how much will it cost?

A: We are asking for your proxy for the annual meeting and will pay all the cost of asking for shareholder proxies. We have hired Georgeson Shareholder Communications, Inc. to help us send out the proxy materials and ask for proxies. Georgeson Shareholder Communications, Inc.'s fee for these services is anticipated to be $5,000, plus out-of-pocket expenses. We can ask for proxies through the mail or by telephone, fax, or in person. We can use our directors, officers and regular employees to ask for proxies. These people do not receive additional compensation for these services. We will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding solicitation material to the beneficial owners of our common stock.

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Q:   Can I change my vote after I have mailed my signed proxy card?

A: Yes. You can change your vote in one of three ways at any time before your proxy is used. First, you can revoke your proxy by written notice. Second, you can send a later dated proxy changing your vote. Third, you can attend the meeting and vote in person.

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Q:   How will my shares be voted if they are held in a broker's name?

A: Your broker may vote shares nominally held in its name, or in what is commonly called "street name", on discretionary matters such as the election of directors. On matters that are considered non-discretionary, brokers can only vote if you provide the broker with written instructions on how to vote.

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Q:   What happens if I do not give my broker instructions?

A:   Absent   your   instructions,   these   shares   will   not  be   voted  on
     non-discretionary matters. Therefore, we urge you to instruct your broker in writing to vote shares held in street name.

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Q:   Who should I call with questions?

A: If you have questions about the transaction, you should call Steven J. Helmers, our General Counsel and Corporate Secretary, at (605) 721-1700.

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Q:   When are the shareholder  proposals for the annual meeting held in the Year
     2002 due?

A: In order to be considered, you must submit proposals for next year's annual meeting in writing to our secretary at our home offices at 625 Ninth Street, P.O. Box 1400, Rapid City, South Dakota 57709, prior to November 27, 2001.
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


                          ITEM I: ELECTION OF DIRECTORS

          In accordance with our Bylaws and Article Sixth of our Articles of Incorporation, members of our Board of Directors are elected to three classes of staggered terms consisting of three years each. Under the terms of the shareholder's agreement we entered into, in connection with the acquisition of Indeck Capital, Inc., the former Indeck shareholders are entitled to nominate one Director to our Board of Directors. Gerald R. Forsythe was their nominee for Director and he is currently serving as a Director in Class III. At this annual meeting of our shareholders, three Directors will be elected to Class I of the Board of Directors to hold office for a term of three years until our annual meeting of shareholders in 2004 and until their respective successors shall be duly elected and qualified.


         Each of the nominees for director is presently a member of our Board of Directors. The proxy attorneys will vote your stock for the election of the three nominees for director listed below, unless otherwise instructed. If, at the time of the meeting, any of such nominees shall be unable to serve in the capacity for which they are nominated or for good cause will not serve, an event which the Board of Directors does not anticipate, it is the intention of the persons designated as proxy attorneys to vote, at their discretion, for nominees to replace those who are unable to serve. The affirmative vote of a majority of the common shares present and entitled to vote with respect to the election of directors is required for the election of the nominees to the Board of Directors.

         The following information, including principal occupation or employment for the past five or more years, is furnished with respect to each of the following persons who are nominated as Class I Directors, each to serve for a term of three years to expire in 2004.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE FOLLOWING NOMINEES:

                           Nominees for Election Until
                          2004 Annual Meeting - Class I

          Name, Age, Principal Occupation for                      Director
         Last Five Years and Other Directorships                     Since
         ---------------------------------------                   --------

         Adil M. Ameer, 48                                           1997
         President and Chief Executive Officer,
         Rapid City Regional Hospital.
         Rapid City, South Dakota

         Everett E. Hoyt, 61                                         1991
         President and Chief Operating Officer of
         Black Hills Corporation.
         Rapid City, South Dakota

         Thomas J. Zeller, 53                                        1997
         President, RE/SPEC Inc., a technical consulting and services firm. Chairman of the Board, Teachmaster Technologies, Inc., an educational software and consulting firm.
         Rapid City, South Dakota

                         Directors Whose Terms Expire at
                         2002 Annual Meeting - Class II

           Name, Age, Principal Occupation for                      Director
         Last Five Years and Other Directorships                      Since
         ---------------------------------------                    --------

         David S. Maney, 37                                           1999
         Telecommunications Venture Capital Investor and Consultant
         Founder, Former President and CEO Worldbridge
         Broadband Services, Inc. and Open Access
         Broadband Networks, Inc. 1994 - 2000
         Golden, Colorado

         Bruce B. Brundage, 65                                         1986
         President and Director, Brundage &
         Company, a firm specializing in corporate financing. Director of Vicorp Restaurants, Inc.
         Englewood, Colorado

         Kay S. Jorgensen, 49                                          1992
         Co-Owner and Vice President, Jorgensen-Thompson
         Creative Broadcast Services.
         Spearfish, South Dakota

                         Directors Whose Terms Expire at
                         2003 Annual Meeting - Class III

            Name, Age, Principal Occupation for                     Director
           Last Five Years and Other Directorships                    Since
           ---------------------------------------                  --------

         Daniel P. Landguth, 54                                       1989
         Chairman and Chief Executive
         Officer of Black Hills Corporation.
         Rapid City, South Dakota

         John R. Howard, 60                                           1977
         President, Industrial Products, Inc., an industrial parts distributor. Special Projects
         Manager for Linweld, Inc.
         Rapid City, South Dakota

         David C. Ebertz, 55                                          1998
         Consultant, Dave Ebertz Risk Management
         Consulting, since January 2000.  Owner and
         President, Barlow Agency, Inc., an insurance agency, until December 31, 1999.
         Gillette, Wyoming

         Gerald R. Forsythe, 60                                        2000
         Chairman and Chief Executive Officer,
         Indeck Power Equipment Company and
         Indeck Energy Services, Inc., an emergency and back-up steam generating company, Director of Championship Autoracing Teams, Inc.
         Inverness, Illinois

Security Ownership of Management and Principal Shareholders

         The following table sets forth the beneficial ownership of our common stock as of February 28, 2001 for each director, each executive officer named in the summary compensation table, all of our directors and executive officers as a group, and each person or entity known by us to beneficially own more than 5 percent of our outstanding shares of common stock. Beneficial ownership includes shares a director or executive officer has the power to vote or transfer, and stock options that are exercisable currently or within 60 days of February 28, 2001.

         Except as otherwise indicated by footnote below, we believe that each individual or entity named has sole investment and voting power with respect to the shares of common stock indicated as beneficially owned by that individual or entity.


                                          Shares of
                                            Common           Options         Directors'
                                            Stock          Exercisable         Common
                                         Beneficially        Within            Stock
         Beneficial Owner                   Owned            60 Days       Equivalents(1)        Total            Percentage(2)
         ----------------                   -----            -------       --------------        -----            -------------
Directors
and Named
Executive Officers

Adil M. Ameer                                 1,401(3)                                 910             2,311         *
Bruce B. Brundage                             5,422(4)                               6,381            11,803         *
David C. Ebertz                               2,182(5)                                 638             2,820         *
Gary R. Fish                                  9,218(6)            47,166                              56,384         *
Gerald R. Forsythe                        1,029,577(7)                                 119         1,029,696       4.5%
John R. Howard                               16,864                                  5,135            21,999         *
Everett E. Hoyt                              12,289               40,332                              52,621         *
Kay S. Jorgensen                              2,967                                  2,015             4,982         *
Daniel P. Landguth                           18,620               93,433                             112,053         *
David S. Maney                                1,438(8)                                 411             1,849         *
Thomas M. Ohlmacher                           6,407(9)            36,666                              43,073         *
Mark T. Thies                                 3,506(10)           27,666                              31,172         *
Thomas J. Zeller                              1,476(11)                                910             2,386         *
All directors and executive
officers as a group
(19 persons)                              1,137,293              379,043            16,519         1,532,855       6.7%

Five Percent Shareholders

Gerald R. Forsythe; Michelle R.
Fawcett, et. al.
   1111 S. Willis Avenue
   Wheeling, IL  60090                    1,657,191(12)                                119         1,657,310       7.2%
FMR Corp.
   82 Devonshire Street
   Boston, Mass.  02109                   1,546,145(13)                                            1,546,145       6.7%
-----------
*   Represents less than 1% of the common stock outstanding.


         (1)Represents common stock allocated to the directors' accounts in the directors' stock based compensation plan, of which the trustee has sole voting and investment authority.

         (2)Shares of common stock which were not outstanding but could be acquired by a person upon exercise of an option within sixty days of February 28, 2001, or conversion of the Series 2000-A Convertible Preferred Stock are deemed outstanding for the purpose of computing the percentage of outstanding shares beneficially owned by such person. Such shares, however, are not deemed to be outstanding for the purpose of computing the percentage of outstanding shares beneficially owned by any other person.

         (3)Includes 150 shares owned jointly with Mr. Ameer's spouse as to which he shares voting and investment authority.

         (4)Includes 5,400 shares owned by the Brundage & Co. Pension Plan and Trust of which Mr. Brundage is the trustee with sole voting and investment authority.

         (5)Shares owned jointly with Mr. Ebertz's spouse as to which he shares voting and investment authority.

         (6)Includes 7,592 shares owned jointly with Mr. Fish's spouse as to which he shares voting and investment authority.

         (7)Includes 11,400 shares owned by Indeck Power Equipment, Inc., which Mr. Forsythe controls, and 70,857 shares of common stock issuable upon conversion of 2,480 shares of Series 2000-A Preferred Stock, which are currently convertible at his option and will be automatically converted on July 7, 2005. Does not include other shares of common stock that Mr. Forsythe may be deemed to beneficially own as a result of a group. See Note 12 below for further information with respect to this group. Mr. Forsythe disclaims beneficial ownership of such other shares.


         (8)Includes 1,000 shares owned jointly with Mr. Maney's spouse as to which he shares voting and investment authority.

         (9)Includes 2,400 shares owned jointly with Mr. Ohlmacher's spouse as to which he shares voting and investment authority.


         (10)Includes 3,106 shares owned jointly with Mr. Thies's spouse as to which he shares voting and investment authority.

         (11)Includes 225 shares owned jointly with Mr. Zeller's spouse as to which he shares voting and investment authority.


         (12)Represents shares held by the following individuals who became shareholders as a result of the Indeck Capital acquisition: Gerald R. Forsythe (1,029,696 shares), Michelle R. Fawcett (107,317 shares), Marsha Fournier (107,317 shares), Monica J. Breslow (107,428 shares), Melissa S. Forsythe (107,428 shares) and John W. Salyer, Jr. (198,124 shares). The shares include 114,286 shares of common stock issuable upon conversion of 4,000 shares of Series 2000-A Preferred Stock, which are currently convertible at their option and will be automatically converted on July 7, 2005. Information relating to the shareholders is based on the shareholders' Schedule 13D dated July 5, 2000, Mr. Forsythe's Forms 3 and 4 filed with the Securities and Exchange Commission and our shareholder records. The Schedule 13D indicates that the shareholders may be deemed to be a group for purposes of the Securities Exchange Act of 1934. Each shareholder disclaims beneficial ownership of shares over which such shareholder does not have sole investment authority.

         (13)As of December 31, 2000, (a) FMR Corp. had sole dispositive power with respect to all of these shares and sole voting power with respect to 1,045,405 of these shares, (b) Edward C. Johnson 3d, Chairman of FMR Corp., and Abigail P. Johnson, a Director of FMR Corp., each had sole dispositive power with respect to all of these shares, and (c) these shares represent (i) 500,740 shares beneficially owned by Fidelity Management & Research Company, a wholly-owned subsidiary of FMR Corp. ("Fidelity"), as a result of acting as investment adviser to various investment companies, (ii) 934,655 shares beneficially owned by Fidelity Management Trust Company, a wholly-owned subsidiary of FMR Corp., as a result of serving as investment manager of certain institutional accounts, and (iii) 110,750 shares beneficially owned by Fidelity International Limited, which is independent of FMR Corp. and Fidelity, as a result of investment advisory and management services and such 110,750 shares are included on a voluntary basis by FMR Corp.. Information relating to the shareholder is based on the shareholder's Schedule 13G dated February 14, 2001.

Section 16(a) Beneficial Ownership Reporting Compliance

         Based solely upon a review of our records and copies of reports on Forms 3, 4 and 5 furnished to us, we believe that during 2000 all persons subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, as amended, filed the required reports on a timely basis.


The Board and Committees

     Our Executive Committee is comprised of Adil M. Ameer, Gerald R. Forsythe, John R. Howard, Everett E. Hoyt, Daniel P. Landguth, David S. Maney and Thomas
J. Zeller, with Mr. Landguth serving as Chairperson. The Committee exercises the authority of the Board of Directors in the interval between meetings of the Board, recommends to the Board of Directors persons to be elected as officers, and recommends persons to be appointed to Board Committees. The Executive Committee held two meetings during 2000.

     Our Compensation Committee is comprised of Bruce B. Brundage, David C. Ebertz, Gerald R. Forsythe, John R. Howard, Kay S. Jorgensen and David S. Maney, with Mr. Ebertz serving as Chairperson. The Committee performs functions required by the Board of Directors in the administration of all federal and state statutes relating to employment and compensation, recommends to the Board of Directors compensation for officers, and considers and approves our compensation program including benefits, stock option plans and stock ownership plans. The Compensation Committee held three meetings in 2000.

     Our Audit Committee is comprised of Adil M. Ameer, David C. Ebertz, John R. Howard, Kay S. Jorgensen and Thomas J. Zeller, with Mr. Ameer serving as Chairperson. The Committee annually recommends to the Board of Directors an independent accounting firm to be appointed by the Board for ratification by our shareholders, reviews the scope and results of the annual audit including reports and recommendations of the firm, reviews our internal audit function, and periodically confers with the internal audit group, our management, and our independent accountants. The Audit Committee held five meetings in 2000.

     Our  Nominating  Committee  is  comprised  of  Bruce  B.  Brundage,  Kay S.
Jorgensen, David S. Maney and Thomas J. Zeller, with Mr. Zeller serving as Chairperson. The Committee recommends to the Board of Directors persons to be nominated as directors or to be elected to fill vacancies on the Board. Our Bylaws require that an outside director serve as Chairperson of the Committee. The Nominating Committee held one meeting in 2000.

     Pursuant to our Bylaws, nominations from our shareholders for membership on the Board of Directors will be considered by the Nominating Committee. Our shareholders who wish to submit names for future consideration for Board membership should do so in writing prior to November 27, 2001, addressed to Nominating Committee, c/o Corporate Secretary, Black Hills Corporation, P.O. Box 1400, Rapid City, South Dakota 57709.

     Members of the above Committees are designated by our Directors upon recommendation of the Executive Committee each year at a meeting held following our annual meeting of shareholders.

     Our Board of Directors held 16 meetings during 2000. All Directors except Mr. Forsythe and Mr. Maney attended at least 75 percent of the combined total of Board meetings and Committee meetings on which the Director served.

Compensation Committee Interlocks and Insider Participation

     Our Compensation Committee is solely comprised of the following outside directors: Bruce B. Brundage, David C. Ebertz, Gerald R. Forsythe, John R. Howard, Kay S. Jorgensen and David S. Maney.

     Mr. Forsythe is the owner of two companies providing services to Black Hills Energy Capital, a subsidiary of ours. Forsythe Building Fund leases an office building to Black Hills Energy Capital for approximately $8,200 per month and A&R Leasing leases vehicles ot Black Hills Energy Capital for approximately $3,200 per month. On July 7, 2000, we completed the acquisition of Indeck Capital, Inc. Mr. Forsythe was the majority shareholder of Indeck. We issued approximately 1.54 million shares of our common stock and 4,000 shares of our convertible preferred stock to the shareholders of Indeck for a total consideration of approximately $38 million. In addition, we assumed approximately $40 million of debt. Additional consideration, consisting of our common stock and convertible preferred stock may be paid in the form of an earn-out over a four-year period. The earn-out is based on the acquired company's earnings during such period and cannot exceed $35 million in total. The purchase price was determined through arms-length negotiations between us and the Indeck shareholders. The other shareholders of Indeck were Michelle R. Fawcett, Marsha Fournier, Monica Breslow, Melissa S. Forsythe and John W. Salyer, Jr. These individuals and Mr. Forsythe, as holders of our convertible preferred stock, are entitled to receive cumulative quarterly cash dividends at a rate equal to one percent per year computed on the basis of $1,000 per share plus an amount equal to any dividend payable with respect to our common stock.

Certain Transactions

     Western Health, a division of Rapid City Regional Hospital, is a third party administrator for our healthcare plans. Adil M. Ameer, a Director, is President and Chief Executive Officer of Rapid City Regional Hospital. We paid approximately $103,000 to Western Health in 2000 for its services.

     For additional disclosures with respect to transactions with related parties, see "--Compensation Committee Interlocks and Insider Participation" above.

Directors' Fees

     Directors who are not officers or employees of ours receive an annual fee of $15,500 plus a fee of $600 for each board meeting and committee meeting attended, provided such committee meetings are substantive in nature and content.

     In addition, each outside director receives common stock equivalents equal to $7,000 per year divided by the market price of our common stock. The common stock equivalents are payable in stock or cash at retirement or can be deferred at the election of the director.

     Members of our Board of Directors are required to beneficially own 100 shares of our common stock when they are initially elected a director and to apply at least 50 percent of his or her retainer toward the purchase of additional shares until the director has accumulated at least 2,000 shares of our common stock.

Executive Compensation
                          Compensation Committee Report

         The Compensation Committee of our Board of Directors is composed entirely of directors who are not employees of Black Hills Corporation. The Compensation Committee is responsible for developing and making recommendations to the Board of Directors on the executive compensation program. The components of our executive compensation program consist of a base salary, annual incentive plan and a long-term incentive stock option plan The committee oversees and administers the incentive compensation programs including the determination of the annual and long-term incentive awards.

     The executive compensation strategy is based on principles designed to:

          Promote the relationship between pay and performance;

          Attract, retain and encourage the development of highly qualified and motivated executives;

          Recognize and reward outstanding performance;

          Provide compensation that is competitive;  and

          Promote overall corporate performance linked to the interest of our shareholders.

         The Committee retains the services of an independent international consulting firm, Hewitt Associates, to review and evaluate our compensation program as compared to compensation practices of other companies with similar characteristics, including size, type of business and compensation philosophy. In response to the increased competition in the energy industry and changes in the size and mix of our business, the comparative groups are comprised of both utility and general industry companies. (The companies included in the comparative group are not identical to those included in the EEI Index in the Stock Performance Graph included in this proxy statement). The Committee seeks to establish a market based level for each salary range that is at or near the median, 50th percentile, of the comparative groups surveyed. Recommendations made by the Committee are based upon the market analysis, company performance and achievement of individual performance objectives. The 2000 compensation analysis indicated that the market values increased significantly due to our growth in revenue size and in industry wide executive compensation levels.

         In April 2000, the Compensation Committee reviewed the base salary of our Chief Executive Officer. In determining the base salary, the Committee considered the recommendations from the Hewitt Associates study as well as the goals and objectives of the strategic plan which included a target return on equity, earnings growth and common stock performance. Consolidated earnings per share increased 8 percent in 1999 to $1.73 compared to $1.60 in 1998 (excluding a non-cash charge to earnings related to abnormally low oil prices). Our 1999 consolidated return on equity was 17.1 percent and dividends increased 3.8 percent. The Compensation Committee recommended and the Board of Directors approved a 22 percent base salary increase in the amount of $63,600 for the Chief Executive Officer. In addition to the recognition for performance achievements, the increase in base salary more closely aligned the Chief Executive Officer's base salary to the market.

         We currently maintain a variety of employee benefit plans and programs in which our executive officers may participate, including the short-term annual incentive compensation program, the stock option plan, the retirement savings plan, the pension plan, and the Pension Equalization Plan. With the exception of the Short-Term Annual Incentive Plan and the Pension Equalization Plan, these benefit plans and programs are generally available to all of our employees.

         The Short-Term Annual Incentive Compensation Program was designed to recognize and reward the contribution that group performance makes to corporate success. Only our executive officers are eligible to participate in the plan at this time. The program has a corporate goal that is based upon the percentage of consolidated earnings per share that exceeds targeted amounts. Target award levels are a percentage of each executive officer's base salary. The target percentage for our Chief Executive Officer was 45 percent and for the other executive officers ranged from 30 percent to 35 percent with one business unit executive eligible to receive 100 percent. Individual awards may be greater or less than target amounts based on an assessment of individual performance. Awards can range from 0 percent to 150 percent of the target amount. As a result of strong 2000 actual earnings and the furtherance of our corporate goals, cash awards were made to ten executive officers in the aggregate amount of $908,742. The Chief Executive Officer received $233,960, the maximum amount, for the year 2000. The executive officers are required to purchase our common stock with 50 percent of the Short-Term Annual Incentive Bonus.

         Long-term incentive compensation is based on stock options granted by the Compensation Committee under our 1999 Stock Option Plan ("Stock Option Plan"), approved by our shareholders at the 1999 Annual Meeting. The Stock Option Plan is intended to promote our interests and our shareholders by aiding us in attracting and retaining employees and officers capable of attaining our future success. The Compensation Committee oversees the administration of the Stock Option Plan, with full power and authority to determine when and to whom awards will be granted and the type, amount and other terms and conditions of each award. The Compensation Committee believes that executive compensation tied to stock price appreciation is an effective way to align the interests of management with those of our shareholders.

         In 2000, awards of nonqualified stock options for 369,000 common shares were granted to all executive officers as a group. Our Chief Executive Officer received an option award of 84,000 shares and awards for our other executive officers ranged from 23,000 shares to 41,000 shares. The size of the grant awarded to each executive officer was intended to be competitive with awards to officers in similar positions in comparable companies, based on market data prepared by Hewitt Associates. All options were granted with an exercise price equal to the market price of our common stock on the date of grant and vest one-third a year over a three-year period. All the options expire in ten years.

                             COMPENSATION COMMITTEE

David C. Ebertz, Chairperson   Bruce B. Brundage          Gerald R. Forsythe
John R. Howard                 Kay S. Jorgensen           David S. Maney

         The following table is furnished for the fiscal year ended December 31, 2000, with respect to our Chief Executive Officer and the four other most highly compensated executive officers for 2000.


--------------------------------------------------------------------------------------------------------------------------------
                           SUMMARY COMPENSATION TABLE
--------------------------------------------------------------------------------------------------------------------------------
----------------------------------------------- -------- --------------------------- -------------------------- ----------------

----------------------------------------------- -------- --------------------------- -------------------------- ----------------
----------------------------------------------- -------- --------------------------- -------------------------- ----------------
                                                            Annual Compensation       Long-Term Compensation       All Other
                                                                                                                 Compensation
----------------------------------------------- -------- --------------------------- -------------------------- ----------------
----------------------------------------------- -------- --------------- ----------- ------------------------- -----------------
Name and Principal Position                      Year        Salary       Bonus(1)    Securities Underlying      401 K Match
                                                                                         Options Granted
----------------------------------------------- -------- --------------- ----------- ------------------------- -----------------
----------------------------------------------- -------- --------------- ----------- ------------------------- -----------------
Daniel P. Landguth                               2000        $314,800      $233,955                84,000               -
  Chairman and                                   1999         262,600       127,350                23,500               -
  Chief Executive Officer                        1998         237,550        47,683                18,000               -
----------------------------------------------- -------- --------------- ----------- ------------------------- -----------------
----------------------------------------------- -------- --------------- ----------- ------------------------- -----------------
Everett E. Hoyt                                  2000        $191,200       $92,430                41,000               -
  President and                                  1999         169,100        53,100                 8,000               -
  Chief Operating Officer                        1998         158,100        18,135                 7,500               -
----------------------------------------------- -------- --------------- ----------- ------------------------- -----------------
----------------------------------------------- -------- --------------- ----------- ------------------------- -----------------
Gary R. Fish                                     2000        $190,050      $107,677               41,000           $4,025
  President and Chief Operating                  1999         142,300        61,250               10,500                -
  Officer of Independent Energy                  1998         123,350        18,154               10,500                -
----------------------------------------------- -------- --------------- ----------- ------------------------- -----------------
----------------------------------------------- -------- --------------- ----------- ------------------------- -----------------
Mark T. Thies                                    2000        $145,035       $81,000               30,000           $5,100
  Senior Vice President and                      1999         102,300        31,800                8,000                -
  Chief Financial Officer                        1998          94,300        11,092                7,500                -
----------------------------------------------- -------- --------------- ----------- ------------------------- -----------------
----------------------------------------------- -------- --------------- ----------- ------------------------- -----------------

Thomas M. Ohlmacher                              2000        $137,000      $269,750               30,000           $3,335
  Senior Vice President - Power Supply and       1999         126,500        35,700                8,000                -
  Power Marketing                                1998         112,350        12,825                7,500                -

----------------------------------------------- -------- --------------- ----------- ------------------------- -----------------

     (1)Bonus amounts include amounts earned under the Short-Term Annual Incentive Plan. Mr. Ohlmacher's bonus in 2000 includes a $200,000 energy marketing bonus.



----------------------------------------------------------------------------------------------------------------------
                                  BLACK HILLS CORPORATION STOCK OPTION GRANTS IN 2000(1)
----------------------------------------------------------------------------------------------------------------------
--------------------------------------- ---------------- ---------------- -------------- ------------- ---------------
                 Name                      Number of       Percent of       Exercise      Expiration     Grant Date
                                          Securities      Total Options     Price Per        Date         Present
                                          Underlying       Granted to         Share                       Value(2)
                                            Options         Employees
                                          Granted(1)
--------------------------------------- ---------------- ---------------- -------------- ------------- ---------------
--------------------------------------- ---------------- ---------------- -------------- ------------- ---------------
Daniel P. Landguth                          84,000            17.1%          $21.875       04/25/10       $220,080
--------------------------------------- ---------------- ---------------- -------------- ------------- ---------------
--------------------------------------- ---------------- ---------------- -------------- ------------- ---------------
Everett E. Hoyt                             41,000             8.3%          $21.875       04/25/10       $107,420
--------------------------------------- ---------------- ---------------- -------------- ------------- ---------------
--------------------------------------- ---------------- ---------------- -------------- ------------- ---------------
Gary R. Fish                                41,000             8.3%          $21.875       04/25/10       $107,420
--------------------------------------- ---------------- ---------------- -------------- ------------- ---------------
--------------------------------------- ---------------- ---------------- -------------- ------------- ---------------
Mark T. Thies                               30,000             6.1%          $21.875       04/25/10       $78,600
--------------------------------------- ---------------- ---------------- -------------- ------------- ---------------
--------------------------------------- ---------------- ---------------- -------------- ------------- ---------------
Thomas M. Ohlmacher                         30,000             6.1%          $21.875       04/25/10       $78,600
--------------------------------------- ---------------- ---------------- -------------- ------------- ---------------



         (1)Options vest annually in installments of 33 percent per year beginning on the first anniversary of the date of grant. All options become fully vested if a change in control occurs.


         (2)The Black-Scholes option-pricing model was used in determining the present value of the options granted. The assumptions utilized in the Black-Scholes model are as follows: 20.14 percent for expected volatility; 6.62 percent for risk free rate of return; 4.2 percent for dividend yield; and 10 years for the time of exercise.




====================================================================================================================
                           STOCK OPTION EXERCISES IN 2000 AND YEAR-END OPTION VALUES(1)
====================================================================================================================

                               Number of Securities Underlying       Value of Unexercised In-the-Money Options at
                               Unexercised Options at 12/31/00          12/31/00 Exercisable/Unexercisable(2)
           Name                   Exercisable/Unexercisable
---------------------------- ------------------------------------- -------------------------------------------------
Daniel P. Landguth                      93,433/71,667                           $2,437,440/$1,443,066
---------------------------- ------------------------------------- -------------------------------------------------
Everett E. Hoyt                         40,332/32,668                            $1,036,623/$680,439
---------------------------- ------------------------------------- -------------------------------------------------
Gary R. Fish                            47,166/34,334                            $1,215,484/$697,671
---------------------------- ------------------------------------- -------------------------------------------------
Mark T. Thies                           27,666/25,334                             $700,014/$512,674
---------------------------- ------------------------------------- -------------------------------------------------
Thomas M. Ohlmacher                     36,666/25,334                             $952,764/$512,674
---------------------------- ------------------------------------- -------------------------------------------------

(1)No options were exercised by the above named individuals in 2000.

(2)Value of unexercised options is the market value of the shares at year-end minus the exercise price.

Retirement Plans

         We offer a tax-qualified defined benefit retirement plan for our employees. This pension plan provides benefits at retirement based on length of employment service and average monthly pay in the five consecutive calendar years of highest earnings out of the last ten years. Our employees do not contribute to the plan. The amount of annual contribution by us to the plan is based on an actuarial determination. Accrued benefits become 100 percent vested after an employee completes five years of service.

         We amended the plan in 2000, to decrease future benefits under the retirement plan and to offer a matching contribution under our 401(k) Plan in return. Our employees who were age 50 on December 31, 1999 could make a one-time election to remain under the old plan without the 401(k) match or to participate under the revised plan with a 401(k) match.


     We also offer a Pension Equalization Plan. The Pension Equalization Plan is a nonqualified supplemental plan in which benefits are not tax deductible until paid. The plan designed to provide our higher paid executive employees a retirement benefit which, when added to social security benefits and the pension to be received under the defined benefit retirement plan, will approximate retirement benefits being paid by other employers to their employees in similar executive positions. The employee's pension payable from the qualified pension plan is limited under current law to $140,000 annually, and the compensation taken into account in determining contributions and benefits cannot exceed $170,000 and cannot include nonqualified deferred compensation. The amount of deferred compensation paid under nonqualified plans such as the Pension Equalization Plan is not subject to these limits. A participant under the Pension Equalization Plan does not qualify for benefits until the benefits become vested under a vesting schedule -- 20 percent after three years of employment under the plan, increasing up to 100 percent vesting after eight years of employment under the plan. No credit for past service is granted under the Pension Equalization Plan. The annual benefit is 25 percent of the employee's average earnings, if salary was less than two times the Social Security Wage Base, or 30 percent, if the employee's salary was more than two times the Social Security Wage Base, multiplied by the vesting percentage. Average earnings are normally an employee's average earnings for the five highest consecutive full years of employment during the ten full years of employment immediately preceding the year of calculation. The annual Pension Equalization Plan benefit is paid on a monthly basis for 15 years to each participating employee and, if deceased, to the employee's designated beneficiary or estate, commencing at the earliest of death or when the employee is both retired and 62 years of age or more.

          In the event that at the time of a participant's retirement, the participant's salary level exceeds the qualified pension plan annual compensation limitation of $170,000 or includes nonqualified deferred compensation, the participant will receive an additional benefit which is measured by the difference between the monthly benefit which would have been provided to the participant under the defined benefit retirement plan as if there were no annual compensation limitation and no exclusion on nonqualified deferred compensation, and the monthly benefit to be provided to the participant under the defined benefit retirement plan.

         We amended the Pension Equalization Plan, effective January 30, 2001, to provide for an additional benefit to compensate for the $140,000 annual defined benefit pension limitation. The additional benefit is equal to the difference between the monthly benefit which would have been provided to the participant under the defined benefit retirement plan as if there were no annual defined benefit pension limitation and the monthly benefit to be provided to the participant under the defined benefit retirement plan.

         Participants in the Pension Equalization Plan are designated by our Board of Directors upon recommendation of the Chief Executive Officer. Selection is based on key employees as determined by management and consideration of performance, rather than being based solely on salary. The minimum salary component applied in the selection process is the maximum annual Social Security taxable wage base that is presently $80,400.

Retirement Benefits

         The following table illustrates estimated annual benefits payable under the defined benefit retirement plan and the Pension Equalization Plan to our employees who retire at the normal retirement date.


                                                  Years of Service
===================== ================== ================== ================== ================== ==================
     Annual Pay              15                 20                 25                 30                 35
                            Years              Years              Years              Years              Years
===================== ================== ================== ================== ================== ==================
 $110,000                    $ 51,464          $ 59,562           $ 67,660     $ 75,758           $ 83,856
  125,000                      58,769            68,067             77,365       86,663             95,961
  150,000                      70,944            82,242             93,540      104,838            116,136
  175,000                      91,869           105,167            118,465      131,763            145,061
  200,000                     105,294           120,592            135,890      151,188            166,486
  225,000                     118,719           136,017            153,315      170,613            187,911
  250,000                     132,144           151,442            170,740      190,038            209,336
  275,000                     145,569           166,867            188,165      209,463            230,761
  300,000                     158,994           182,292            205,590      228,888            252,186
  350,000                     185,844           213,142            240,440      267,738            295,036
  400,000                     212,694           243,992            275,290      306,588            337,886
  450,000                     239,544           274,842            310,140      345,438            380,736


         The years of credited service under the defined benefit retirement plan for the executive officers shown in the preceding summary compensation table are as follows: Daniel P. Landguth, 31 years; Everett E. Hoyt, 26 years; Gary R. Fish, 14 years; Mark T. Thies, three years; and Thomas M. Ohlmacher, 26 years. Mr. Hoyt's benefits will be reduced for service from prior employment.

         The benefits in the foregoing table were calculated as a straight life annuity. Amounts shown are exclusive of Social Security benefits and include benefits from both the defined benefit retirement plan and from the Pension Equalization Plan assuming a 100 percent vested interest in the Pension Equalization Plan.

Nonqualified Deferred Compensation Plan

         We have a Nonqualified Deferred Compensation Plan for a select group of management or highly compensated employees. Eligibility is determined by the Compensation Committee. Eligible employees may elect to defer up to 50 percent of their base salary and up to 100 percent of their Short-term Annual Incentive Plan Award, including Company stock. The deferrals are deposited into a trust account where the participants may direct the investment of the deferrals (except for Company stock deferrals) as allowed by the plan. Investment earnings are credited to the participants' accounts. Upon retirement, the Company will distribute the account balance to the participant according to the distribution election filed with the Compensation Committee. The participants may elect either a lump sum payment to be paid within 30 days of retirement, or annual or monthly installments over a period of years designated by the participant, but not to exceed 15 years.

Retirement Savings Plan

         We have a Retirement Savings Plan under Section 401(k) of the Internal Revenue Code of 1986, as amended, which permits our employees and those of our subsidiaries, including officers, to elect to invest up to 20 percent of their eligible earnings on a pre-tax basis into an investment fund subject to limitations imposed by the Internal Revenue Code.

         In 2000, we began to provide a matching contribution of 100 percent of the employee's tax deferred contribution, subject to a maximum of three percent of the employee's compensation.

         Distribution from the fund will be made to employees at termination of employment, retirement, death, or in case of hardship. No amounts were paid or distributed pursuant to the Retirement Savings Plan to the executive officers named herein nor to the officers as a group.

Severance Agreements

          We have entered into change of control severance agreements with each of the executive officers names in the summary compensation table and some of our other executive officers and key employees. The change of control severance agreements provide for certain payments and other benefits to be payable upon a change in control and a subsequent termination of employment, either involuntary or by the employee for a "good reason."

         A change in control is defined in the agreements as:

                  an acquisition of 30 percent or more of our common stock, except for certain defined acquisitions, such as acquisition by employee benefit plans, us, or any of our subsidiaries; or

                  members of our incumbent Board of Directors at the time the agreements were executed cease to constitute at least two-thirds of the members of the Board of Directors, with the incumbent Board of Directors being defined as those individuals consisting of the Board of Directors on the date the agreement was executed and any other directors elected subsequently whose election was approved by the incumbent Board of Directors; or

                  approval by our shareholders of:

                         a merger, consolidation, or reorganization;

                         liquidation or dissolution; or

                         an agreement for the sale or other disposition of all or substantially all of our assets, with exceptions for transactions which do not involve an effective change in control of voting securities or Board of Directors membership, and transfers to subsidiaries or sales of subsidiaries.

         A change in control will not be deemed to occur until all regulatory approvals required to effect a change in control have been obtained.


         A "good reason" for termination which would trigger payment of benefits is defined to include:

               a  change  in  the  executive's   status,   title,   position  or
               responsibilities;

               a reduction in the executive's annual compensation or any failure to pay the executive any compensation or benefits to which he or she is entitled within seven days of the date due;

               any material breach by us of any provisions of the change of control severance agreement;

               requiring the executive to be based outside a 50-mile radius from Rapid City, South Dakota; or

               our failure to obtain an agreement from any successor company to assume and agree to perform the change of control severance agreement.

The agreement with Mr. Landguth, also contains an "optional window period," a 30-day period of time beginning on the one-year anniversary after a change in control, during which time Mr. Landguth may resign for any reason and receive the payments and benefits.

         Upon a change in control, the executive will have an employment contract for a three-year period, but not beyond age 65. During this employment term, each executive will receive annual compensation at least equal to the highest rate in effect at any time during the one-year period preceding the change in control and will also receive employment welfare benefits, pension benefits, and supplemental retirement benefits on a basis no less favorable than those received prior to the change in control.

         If the executive's employment is terminated during the three-year employment term involuntarily, for a "good reason," or, in the case of the Chief Executive Officer, for any reason during the "optional window period," that executive will be entitled to the following benefits:

              severance pay equal to 2.99 times  executive's  five-year  average
              taxable   compensation   for  the  remainder  of  the   three-year
              employment term; and

              continuation of employee welfare benefits for the remainder of the employment term, with an offset for similar benefits received, along with additional credited service under our Pension Equalization Plan and our defined benefit retirement plan equal to the remainder of the employment term.

         The change of control severance agreements contain a "cap" provision which reduces any amounts payable to an amount which would prevent any payments from being nondeductible under the Internal Revenue Code. The change of control severance agreements also provide for reimbursement of legal fees and expenses of the executive incurred by the executive after the change in control in seeking to obtain or enforce any benefits provided by the change of control severance agreement. Our executives are not required to mitigate the amount of any payment or benefit by seeking other employment or otherwise, and the payments or benefits are not reduced if our executive obtains other employment and/or benefits, except for employee welfare benefits.

                             Audit Committee Report

         In accordance with the written charter of the Audit Committee adopted by the Board of Directors, a copy of which is attached as Appendix A, the Audit Committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of our accounting, auditing and financial reporting practices. Under the rules of the New York Stock Exchange, all of the members of the Audit Committee are "independent." During the current year, the Audit Committee held five meetings, and the Committee chairperson, as representative of the Committee, discussed the interim financial information contained in each quarterly earnings announcement with the Chief Financial Officer, Vice President
- Controller and independent auditors prior to public release.

         The Audit Committee oversees our financial process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

         The Audit Committee obtained from the independent auditors a formal written statement describing all relationships between the auditors and us that might bear on the auditors' independence consistent with Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," discussed with the auditors any relationships that may impact their objectivity and independence and satisfied itself as to the auditors' independence. The Committee also discussed the quality and adequacy of our internal controls with management, the internal auditors and the external auditors. In addition the Committee reviewed with both the internal and independent auditors their audit plans, audit scope and identification of risks.

         The Audit Committee reviewed and discussed with the independent auditors all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, "Communication with Audit Committees," and, with and without management present, discussed and reviewed the results of the internal audit examinations and independent auditors' examination of the financial statements.

         Based on the above-mentioned review and discussions with management and the independent auditors, the Audit Committee recommended to the Board that our audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2000, for filing with the Securities and Exchange Commission. The Audit Committee also recommended the reappointment, subject to shareholder approval, of the independent auditors and the Board of Directors concurred with the recommendation.


                                 AUDIT COMMITTEE

Adil M. Ameer, Chairperson          David C. Ebertz              John R. Howard
Kay S. Jorgensen                    Thomas J. Zeller



Principal Accounting Firm Fees

         The following table sets forth the aggregate fees billed to us for the fiscal year ended December 31, 2000 by our principal accounting firm, Arthur Andersen LLP.

                  Audit Fees                                 $510,000
                  Financial Information Systems
                     Design and Implementation Fees                $0
                  All Other Fees                           $1,035,000


Stock Performance Graph

         The graph below compares the cumulative shareholder return on our common stock for the last five fiscal years with the cumulative total return of the S&P 500 Index and the Edison Electric Institute Electric Index over the same period, assuming the investment of $100 on December 31, 1995, and the reinvestment of all dividends.

                                           Cumulative Total Return
                              -------------------------------------------------
                              12/95     12/96   12/97   12/98   12/99    12/00
                              -----     -----   -----   -----   -----    -----

BLACK HILLS CORPORATION       100.00   120.20   158.37  185.40  163.07   343.06
S&P 500                       100.00   122.96   163.98  210.84  255.22   231.98
EEI INVESTOR-OWNED ELECTRICS  100.00   101.20   128.90  146.80  119.50   176.82

               ITEM II: AUTHORIZATION OF INCREASE IN INDEBTEDNESS

         Under the provisions of Article XVII, ss.8 of the Constitution of the State of South Dakota, the maximum amount of indebtedness a company is authorized to issue may not be increased without the consent of its shareholders. We believe that South Dakota is the only state in the nation that requires companies incorporated under its law to receive the consent of their shareholders in order to increase their authorized indebtedness, and that this provision unnecessarily limits our flexibility to manage the Company. Pursuant to this provision, the maximum amount of indebtedness which we are currently authorized by our shareholders to issue is $500 million.

         Our  capital  expenditure  forecast  for the  next  three  years  is as follows:
                                       2001              2002            2003
                                       ----              ----            ----
                                                    (in thousands)

          Independent energy         $287,200           $208,390       $195,540
          Electric utility             18,340             18,160         16,450
          Communications               25,390              5,920          3,290
                                    ---------        -----------       --------
                                     $330,930           $232,470       $215,280


         Because of our future growth plans and the unique and outdated nature of this provision, our Board of Directors is recommending that the shareholders authorize an increase in our authorized debt level to $2 billion. This level of debt authorization will give our Board of Directors the flexibility of determining the timing of debt issuances and the ability to carry out our strategic plan without needing further shareholder approval for the foreseeable future.

         Accordingly, the following resolution will be presented at the meeting:

                  RESOLVED, That the consent of the shareholders be, and it is hereby given to an increase in our authorized indebtedness to not exceed $2 billion at any one time outstanding; that for the purpose of effecting such increase, bonds, debentures, notes and other instruments evidencing our indebtedness may be issued from time to time in such form and of such character as seems desirable to the Board of Directors; and that for the purpose of consenting to an increase of our authorized indebtedness, it is the intention of this resolution that bonds, debentures, notes, and other instruments evidencing indebtedness are authorized to be issued whenever the maximum indebtedness by this resolution is not thereby exceeded; said bonds, debentures, notes and other evidences of indebtedness to be issued when and as the Board of Directors shall deem advantageous for our interest and upon such terms and conditions as shall be approved by the Board.

          The Board of Directors of Black Hills Corporation recommends a vote "FOR" the increase in authorized indebtedness.

            ITEM III: PROPOSAL TO APPROVE THE BLACK HILLS CORPORATION
                      OMNIBUS INCENTIVE COMPENSATION PLAN


Background

         The Board of Directors adopted, subject to shareholder approval, the Black Hills Corporation Omnibus Incentive Compensation Plan (the "Plan"). A full copy of the Plan is attached as Appendix B. The following is a summary of the material features of the Plan and is qualified in its entirety by reference to Appendix B.

Purpose

         The objectives of the Plan are to optimize the profitability and growth of Black Hills Corporation through annual and long-term incentives that are consistent with our goals and that link the personal interests of participants to those of our shareholders; to provide participants with an incentive for excellence in individual performance; and to provide teamwork among participants. The Plan is further intended to provide flexibility to us in our ability to motivate, attract, and retain the services of participants who make significant contributions to our success and to allow participants to share in such success.

Duration

         The Plan shall commence on May 30, 2001 and shall remain in effect, subject to the right of the Board of Directors to amend or terminate the Plan at any time, until all shares subject to it shall have been purchased or acquired, but in no event shall any awards be granted on or after May 30, 2011. The Board may, at any time and from time to time, alter, amend, suspend or terminate the Plan in whole or in part, subject to certain restrictions stated in the Plan.

Shares Available

         The Board of Directors has reserved an aggregate of 1,200,000 shares of common stock ("Shares") for issuance under the Plan of which no more than 240,000 shares may be granted in the form of Restrictive Stock. Shares may be authorized but unissued Shares, treasury Shares or Shares purchased on the open market. If there is a lapse, expiration, termination or cancellation of any award prior to the issuance of the Shares thereunder, those Shares may again be used for new awards under the Plan. Shares received as payment for an award, shares withheld by us to satisfy tax withholding and stock based awards that are ultimately settled in cash shall be available for grant of future awards under the Plan. The market value of a share of our common stock on February 28, 2001 was $39.37.

Administration

         The Plan provides for administration by a Committee of non-employee Directors appointed by the Board of Directors from the Compensation Committee of the Board.

Eligibilty

         Persons eligible to participate in this Plan include all employees and Directors. The selection of participants from eligible employees and Directors is within the discretion of the Committee.

Grants under the Plan

         Section 162(m). Unless and until the Committee determines that an award to a covered employee shall not be designed to comply with the performance-based exception of Section 162(m) of the Internal Revenue Code of 1986, the following rules shall apply to grants of such awards under the Plan. A covered employee means those persons specified in Section 162(m) of the Code--generally the Chief Executive Officer and the next four highly compensated employees.

(a) Stock Options. The maximum aggregate number of Shares that may be granted in the form of Stock Options, pursuant to any award granted in any one fiscal year to any one single participant shall be 500,000 shares.

(b) SARs. The maximum aggregate number of Shares that may be granted in the form of Stock Appreciation Rights, pursuant to any award granted in any one fiscal year to any one single participant shall be 500,000 shares.

(c) Restricted Stock. The maximum aggregate grant with respect to awards of Restricted Stock granted in any one fiscal year to any one participant shall be 100,000 shares.

(d) Performance Shares/Performance Units and Cash-Based Awards. The maximum aggregate grant with respect to awards of Performance Shares made in any one fiscal year to any one participant shall be 50,000 shares. The maximum aggregate amount awarded with respect to Cash-Based Awards or Performance Units to any one participant in any one fiscal year may not exceed $2,000,000.

         Stock Options. The Committee may grant incentive stock options ("ISOs") and nonqualified stock options ("NQSOs"). Options shall be exercisable for such prices, shall expire at such times and shall have such other terms and conditions as the Committee may determine at the time of grant and as set forth in the award agreement. The option exercise price is payable in cash, by tendering previously acquired Shares having an aggregate fair market value at the time of exercise equal to the total option price, by cashless exercise or any combination of the foregoing.

         Stock Appreciation Rights. The Committee may grant SARs with such terms and conditions as the Committee may determine at the time of grant and as set forth in the award agreement. SARs granted under the Plan may be in the form of freestanding SARs, Tandem SARs or any combination of these forms of SARs. The grant price of a freestanding SAR shall equal the fair market value of a share on the date of grant of the SAR. The grant price of Tandem SARs shall equal the option price of the related option.

         Freestanding SARs may be exercised upon such terms and conditions as are imposed by the Committee and as set forth in the SAR award agreement. A tandem SAR may be exercised only with respect to the Shares of our common stock for which its related option is exercisable.

         Upon exercise of an SAR, a participant will receive the product of (a) the difference between the fair market value of a Share on the date of exercise over the grant price and (b) the number of Shares with respect to which the SAR is exercised. Payment due to the participant upon exercise may be in cash, in Shares of equivalent value, in some combination of cash and Shares or in any other manner approved by the Committee at the time of grant and as set forth in the award agreement.

         Restricted Stock. Restricted Stock may be granted in such amounts and subject to such terms and conditions as determined by the Committee at the time of grant and as set forth in the award agreement. The Committee may impose performance goals for Restricted Stock. The Committee may authorize the payment of dividends and voting rights for the Restricted Stock during the restricted period.

         Performance Units, Performance Shares and Cash-Based Awards. Performance Units, Performance Shares and Cash-Based Awards may be granted in such amounts and subject to such terms and conditions as determined by the Committee at time of grant and as set forth in the award agreement. The Committee shall set performance goals, which, depending on the extent to which they are met, will determine the number and/or value of Performance Units/Shares and Cash-Based Awards that will be paid out to the participant.

         Participants shall receive payment of the value of Performance Units/Shares earned after the end of the performance period. Payment of Performance Units/Shares shall be made in cash, Shares or a combination thereof that have an aggregate fair market value equal to the value of the earned Performance Units/Shares and Cash-Based Awards at the close of the applicable performance period as the Committee determines. Shares may be granted subject to any restrictions deemed appropriate by the Committee and the Committee may authorize the payment of dividend units with respect to dividends declared with respect to the Shares.

         Other Awards. The Committee may make other awards which may include, without limitation, the grant of Shares based upon attainment of performance goals established by the Committee, the payment of Shares in lieu of cash or cash based on performance goals and the payment of Shares in lieu of cash under other incentive or bonus programs.

         Performance Goals. Performance goals, which are established by the Committee, shall be based on one or more of the following measures: earnings per share; net income (before or after taxes); return measures (including, but not limited to, return on assets, equity or sales); cash flow (including, but not limited to, operating cash flow and free cash flow); cash flow return on investments; earnings before or after taxes, interest, depreciation and/or amortization; internal rate of return or increase in net present value; dividends paid; gross revenues; gross margins; and share price ( including, but not limited to, growth measures and total shareholder return). The Committee may set the performance measures at the corporate level or the business unit level.

Termination of Employment or Board Service

         Each award agreement shall set forth the participant's rights with respect to each award following termination of employment with us or service on our Board of Directors.

Transferability

         Except as otherwise determined by the Committee at the time of grant and subject to the provisions of the Plan, awards may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution, and a participant's rights shall be exercisable only by the participant.

Taxes

         Share withholding for taxes is permitted.

Change in Control

     Upon a Change in Control (as defined in Appendix B):

     (a)  Any  and  all  options  and  SARs  granted   hereunder   shall  become
          immediately exercisable, and shall remain exercisable throughout their entire term;

     (b) Any restriction periods and restrictions imposed on restricted Shares that are not performance-based shall lapse; and

     (c) The target payout opportunities attainable under all outstanding awards of performance-based restricted stock, performance units, performance shares and cash-based awards be deemed to have been fully earned for the entire performance period(s) as of the effective date of the Change in Control. The vesting of all awards denominated in Shares shall be accelerated as of the effective date of the Change in Control, and there shall be paid out to participants within 30 days following the effective date of the Change in Control a pro rata number of Shares based upon an assumed achievement of all relevant targeted performance goals and upon the length of time within the performance period that has elapsed prior to the Change in Control. Awards denominated in cash shall be paid pro rata to participants in cash within 30 days following the effective date of the Change in Control, with the proration determined as a function of the length of time within the performance period that has elapsed prior to the Change in Control, and based on an assumed achievement of all relevant targeted performance goals.

Award Information

         It is not possible at this time to determine awards that will be made pursuant to the Plan or the number of persons who will be eligible to receive awards under the Plan.

Federal Income Tax Consequences

         The following is a brief summary of the principal federal income tax consequences related to options to be awarded under the Plan. This summary is based on our understanding of present federal income tax law and regulations. The summary does not purport to be complete or applicable to every specific situation.

         Consequences to the Optionholder

         Grant. There is no federal income tax consequences to the optionholder solely by reason of the grant of ISOs or NQSOs under the Plan.

         Exercise. The exercise of an ISO is not a taxable event for regular federal income tax purposes if certain requirements are satisfied, including the requirement that the optionholder generally must exercise the ISO no later than three months following the termination of the optionholder's employment with us. However, such exercise may give rise to alternative minimum tax liability (see "Alternative Minimum Tax" below).

         Upon the exercise of a NQSO, the optionholder will generally recognize ordinary income in an amount equal to the excess of the fair market value of the Shares at the time of exercise over the amount paid by the optionholder as the exercise price. The ordinary income recognized in connection with the exercise by an optionholder of a NQSO will be subject to both wage and employment tax withholding.

         The optionholder's tax basis in the Shares acquired pursuant to the exercise of an option will be the amount paid upon exercise plus, in the case of a NQSO, the amount of ordinary income, if any, recognized by the optionholder upon exercise thereof.

         Qualifying Disposition. If an optionholder disposes of shares of our common stock acquired upon exercise of an ISO in a taxable transaction, and such disposition occurs more than two years from the date on which the option was granted and more than one year after the date on which the shares were transferred to the optionholder pursuant to the exercise of the ISO, the optionholder will realize long-term capital gain or loss equal to the difference between the amount realized upon such disposition and the optionholder's adjusted basis in such shares (generally the option exercise price).

         Disqualifying Disposition. If the optionholder disposes of shares of our common stock acquired upon the exercise of an ISO (other than in certain tax free transactions) within two years from the date on which the ISO was granted or within one year after the transfer of shares to the optionholder pursuant to the exercise of the ISO, at the time of disposition the optionholder will generally recognize ordinary income equal to the lessor of (i) the excess of each such share's fair market value on the date of exercise over the exercise price paid by the optionholder or (ii) the optionholder's actual gain. If the total amount realized on a taxable disposition (including return on capital and capital gain) exceeds the fair market value on the date of exercise of the shares of our common stock purchased by the optionholder under the option, the optionholder will recognize a capital gain in the amount of the excess. If the optionholder incurs a loss on the disposition (the total amount realized is less than exercise price paid by the optionholder), the loss will be a capital loss.

         Other Disposition.. If an optionholder disposes of shares of our common stock acquired upon exercise of a NQSO in a taxable transaction, the optionholder will recognize capital gain or loss in an amount equal to the difference between the optionholder's basis (as discussed above) in the shares sold and the total amount realized upon disposition. Any such capital gain or loss (and any capital gain or loss recognized on a disqualifying disposition of shares of our common stock acquired upon exercise of ISOs as discussed above) will be short-term or long-term depending on whether the shares of our common stock were held for more than one year from the date such shares were transferred to the optionholder.

         Alternative Minimum Tax. Alternative minimum tax ("AMT") is payable if and to the extent the amount thereof exceeds the amount of the taxpayer's regular tax liability, and any AMT paid generally may be credited against future regular tax liability (but not future AMT liability). AMT applies to alternative minimum taxable income; generally regular taxable income as adjusted for tax preferences and other items is treated differently under the AMT.

         For AMT purposes, the spread upon exercise of an ISO (but not a NQSO) will be included in alternative minimum taxable income, and the taxpayer will receive a tax basis equal to the fair market value of the shares of our common stock at such time for subsequent AMT purposes. However, if the optionholder disposes of the ISO shares in the year of exercise, the AMT income cannot exceed the gain recognized for regular tax purposes, provided that the disposition meets certain third party requirements for limiting the gain on a disqualifying disposition. If there is a disqualifying disposition in a year other than the year of exercise, the income on the disqualifying disposition is not considered alternative minimum taxable income.

         Consequences to Black Hills Corporation

         There are no federal income tax consequences to Black Hills Corporation by reason of the grant of ISOs or NQSOs or the exercise of an ISO (other than disqualifying dispositions).

         At the time the optionholder recognizes ordinary income from the exercise of a NQSO, we will be entitled to a federal income tax deduction in the amount of the ordinary income so recognized (as described above), provided that we satisfy our reporting obligations described below. To the extent the optionholder recognizes ordinary income by reason of a disqualifying disposition of the stock acquired upon exercise of an ISO, we will be entitled to a corresponding deduction in the year in which the disposition occurs.

         We are required to report to the Internal Revenue Service any ordinary income recognized by any optionholder by reason of the exercise of a NQSO. We are required to withhold income and employment taxes (and pay the employer's share of the employment taxes) with respect to ordinary income recognized by the optionholder upon the exercise of NQSOs.

         Other Tax Consequences

         The foregoing discussion is not a complete description of the federal income tax aspects of options to be granted under the Plan. In addition, administrative and judicial interpretations of the application of the federal income tax laws are subject to change. Furthermore, the foregoing discussion does not address state or local tax consequences.

                The Board of Directors of Black Hills Corporation
               recommends a vote "FOR" the Black Hills Corporation
                      Omnibus Incentive Compensation Plan.

                  ITEM IV: APPOINTMENT OF INDEPENDENT AUDITORS

     The firm of Arthur Andersen LLP, independent public accountants, conducted the audit of Black Hills Corporation and its subsidiaries for 2000. Representatives of Arthur Andersen LLP will be present at our annual meeting and will have the opportunity to make a statement, if they desire to do so, and to respond to appropriate questions.

     Audit services performed by Arthur Andersen LLP during 2000 included audits of our financial statements and those of our subsidiaries and analysis of interim financial information.

     Our Board of Directors, on recommendation of the Audit Committee and subject to ratification by our shareholders, has appointed Arthur Andersen LLP to perform an audit of our consolidated financial statements and those of our subsidiaries for the year 2001 and to render their opinion thereon.


            THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION
              OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP TO SERVE AS
                INDEPENDENT PUBLIC ACCOUNTANTS FOR THE YEAR 2001



                  SHAREHOLDER PROPOSALS FOR 2002 ANNUAL MEETING

     Shareholder proposals intended to be presented at our 2002 annual meeting of shareholders must be received by our Secretary in writing at our home offices at 625 Ninth Street, P.O. Box 1400, Rapid City, South Dakota 57709, prior to November 27, 2001. Any proposal submitted must be in compliance with Rule 14a-8 of Regulation 14A of the Securities and Exchange Commission.

     If a shareholder, who intends to present a proposal at our 2002 annual meeting of shareholders and has not sought inclusion of the proposal in our proxy materials pursuant to Rule 14a-8, fails to provide us with notice of such proposal by February 12, 2002, then the persons named in the proxies solicited by our Board of Directors for our 2002 annual meeting of shareholders may exercise discretionary voting power with respect to such proposals.



                      ITEM V: TRANSACTION OF OTHER BUSINESS

     Our Board of Directors does not intend to present any business for action by our shareholders at the meeting except the matters referred to in this proxy statement. If any other matters should be properly presented at the meeting, it is the intention of the persons named in the accompanying form of proxy to vote thereon in accordance with the recommendations of our Board of Directors.

     Please complete and sign the accompanying form of proxy whether or not you expect to be present at the meeting and promptly return it in the enclosed postage paid envelope.


                                 By Order of the Board of Directors,

                                 STEVEN J. HELMERS
                                 General Counsel
                                   and Corporate Secretary


Dated:  March 29, 2001









===============================================================================
                    PLEASE COMPLETE, SIGN AND RETURN PROMPTLY
                    THE ENCLOSED PROXY SO THAT YOUR STOCK MAY
                 BE REPRESENTED AND VOTED AT THE ANNUAL MEETING.
===============================================================================

                                                                    APPENDIX A


            Charter of the Audit Committee of the Board of Directors
                             Black Hills Corporation

I.       Audit Committee Purpose

                  The Audit Committee is appointed by the Board of Directors to assist the Board in fulfilling its oversight responsibilities. The Audit Committee's primary duties and responsibilities are to:

                      Monitor the integrity of the Company's financial reporting
                      process  and  systems  of  internal   controls   regarding
                      finance, accounting, and legal compliance.

                      Review areas of potential significant financial risk to the Company.

                      Monitor the independence and performance of the Company's independent auditors and internal auditing department.

                      Provide an avenue of communication among the independent auditors, management, the internal auditing department, and the Board of Directors.

                  The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to the independent auditors as well as anyone in the organization. The Audit Committee has the ability to retain, at the Company's expense, special legal, accounting, or other consultants or experts it deems necessary in the performance of its duties.

II.      Audit Committee Composition and Meetings

                  The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent nonexecutive directors, free from any relationship that would interfere with the exercise of his or her independent judgment. All members of the Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements, and at least one member of the Committee shall have accounting or related financial management expertise.

                  Audit Committee members shall be appointed by the Board on recommendation of the Executive Committee. If an Audit Committee Chair is not designated or present, the members of the Committee may designate a Chair by majority vote of the Committee membership.

                  The Committee shall meet at least three times annually, or more frequently as circumstances dictate. The Audit Committee Chair shall prepare and/or approve an agenda in advance of each meeting. The Committee should meet privately in executive session at least annually with management, the manager of internal audit, the independent auditors, and as a committee to discuss any matters, that the Committee or each of these groups believe should be discussed. In addition, the Committee, or at least its Chair, should communicate with management and the independent auditor's quarterly to review the Company's financial statements and significant findings based upon the auditors limited review procedures.

III.      Audit Committee Responsibilities and Duties

                                Review Procedures

     1. Review and reassess the adequacy of this Charter at least annually, submit the charter to the Board of Directors for approval and have the document published at least every three years in accordance with SEC regulations.

     2. Review the company's annual audited financial statements prior to filing or distribution. Review should include discussion with management and independent auditors of significant issues regarding accounting principles, practices, and judgments.

     3. In consultation with the management, the independent auditors, and the internal auditors, consider the integrity of the Company's financial reporting processes and controls. Discuss significant financial risk exposures and the steps management has taken to monitor, control, and report such exposures. Review significant findings prepared by the independent auditors and the internal auditing department together with management's responses.

     4. Review with financial management and the independent auditors the company's quarterly financial results prior to the release of earnings and/or the company's quarterly financial statements prior to filing or distribution. Discuss any significant changes to the Company's accounting principles and any items required to be communicated by the independent auditors in accordance with SAS 61. The Chair of the Committee may represent the entire Audit Committee for purposes of this review.

                              Independent Auditors

     5. The independent auditors are ultimately accountable to the Audit Committee and The Board of Directors. The Audit Committee shall review the independence and performance of the auditors and annually recommend to the Board of Directors the appointment of the independent auditors or approve any discharge of auditors when circumstances warrant.

     6. On an annual basis, the Committee should review and discuss with the independent auditors all significant relationships they have with the Company that could impair the auditors' independence.

     7. Review the independent auditors audit plan - discuss scope, staffing, reliance upon management, and internal audit and general audit approach.

     8. Prior to releasing the year-end earnings, discuss the results of the audit with the independent auditors. Discuss certain matters required to be communicated to audit committees in accordance with AICPA SAS 61.

     9. Discuss with the independent auditors the quality and appropriateness of the Company's accounting principles as applied in its financial reporting.

                 Internal Audit Department and Legal Compliance

     10.  Review  the  plan,   changes  in  plan,   activities,   organizational
          structure, and qualifications of the internal audit department, as needed.

     11. Review significant reports, prepared by the internal audit department together with management's response and follow-up to these reports.

     12. Review annually with the Internal Audit Manager the results of the monitoring of compliance with the Company's code of conduct.

     13. On at least an annual basis, review with the Company's counsel, any legal matters that could have a significant impact on the organization's financial statements, the Company's compliance with applicable laws and regulations and inquiries received from regulators or governmental agencies.

                                      Other Audit Committee Responsibilities

     14.  Annually   prepare  a  report  to  shareholders  as  required  by  the
          Securities and Exchange Commission. The report should be included in the Company's annual proxy statement.

     15. Perform any other activities consistent with this Charter, the Company's By-Laws, and governing law, as the Committee or the Board deems necessary or appropriate.

     16. Submit the minutes of all meetings of the Audit Committee to the Board of Directors.

     17. Annually review a summary of director and officers' related party transactions and potential conflicts of interest.

     While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor or to assure compliance with laws and regulations and the Company's Code of Conduct.

                                                                     APPENDIX B









                       Omnibus Incentive Compensation Plan

                             Black Hills Corporation

                             Effective May 30, 2001

                                TABLE OF CONTENTS


                                                                                                                Page

Article 1.   Establishment, Objectives, and Duration..............................................................1
         1.1      Establishment of the Plan.......................................................................1
         1.2      Objectives of the Plan..........................................................................1
         1.3      Duration of the Plan............................................................................1


Article 2.        Definitions.....................................................................................1


Article 3.        Administration..................................................................................6
         3.1      General.........................................................................................6
         3.2      Authority of the Committee......................................................................7
         3.3      Decisions Binding...............................................................................7


Article 4.        Shares Subject to the Plan and Maximum Awards...................................................7
         4.1      Number of Shares Available for Grants...........................................................7
         4.2      Lapsed Awards and Awards Not Paid in Shares.....................................................8
         4.3      Adjustments in Authorized Shares................................................................8


Article 5.        Eligibility and Participation...................................................................8
         5.1      Eligibility.....................................................................................8
         5.2      Actual Participation............................................................................8


Article 6.        Stock Options...................................................................................8
         6.1      Grant of Options................................................................................8
         6.2      Award Agreement.................................................................................9
         6.3      Option Price....................................................................................9
         6.4      Duration of Options.............................................................................9
         6.5      Exercise of Options.............................................................................9
         6.6      Payment.........................................................................................9
         6.7      Restrictions on Share Transferability...........................................................9
         6.8      Termination of Employment/Directorship.........................................................10
         6.9      Nontransferability of Options..................................................................10
         6.10     No Cancellation and Reissuance of Options......................................................10


Article 7.        Stock Appreciation Rights......................................................................10
         7.1      Grant of SARs..................................................................................10
         7.2      SAR Agreement..................................................................................11
         7.3      Term of SARs...................................................................................11
         7.4      Exercise of Freestanding SARs..................................................................11
         7.5      Exercise of Tandem SARs........................................................................11
         7.6      Payment of SAR Amount..........................................................................11
         7.7      Termination of Employment/Directorship.........................................................11
         7.8      Nontransferability of SARs.....................................................................12


Article 8.        Restricted Stock...............................................................................12
         8.1      Grant of Restricted Stock......................................................................12
         8.2      Restricted Stock Agreement.....................................................................12
         8.3      Transferability................................................................................12
         8.4      Other Restrictions.............................................................................12
         8.5      Voting Rights..................................................................................13
         8.6      Dividends and Other Distributions..............................................................13
         8.7      Termination of Employment/Directorship.........................................................13


Article 9.        Performance Units, Performance Shares, and Cash-Based Awards...................................13
         9.1      Grant of Performance Units/Shares and Cash-Based Awards........................................13
         9.2      Value of Performance Units/Shares and Cash-Based Awards........................................13
         9.3      Earning of Performance Units/Shares and Cash-Based Awards......................................13
         9.4      Form and Timing of Payment of Performance Units/Shares and Cash-Based Awards...................14
         9.5      Termination of Employment/Directorship.........................................................14
         9.6      Nontransferability.............................................................................14


Article 10.       Other Awards...................................................................................14


Article 11.       Performance Measures...........................................................................14


Article 12.       Beneficiary Designation........................................................................16


Article 13.       Deferrals......................................................................................16


Article 14.       Rights of Employees/Directors..................................................................16
         14.1     Employment.....................................................................................16
         14.2     Participation..................................................................................16
         14.3     Rights as a Stockholder........................................................................16


Article 15.       Change in Control..............................................................................16
         15.1     Treatment of Outstanding Awards................................................................16
         15.2     Termination, Amendment, and Modifications of Change-in-Control Provisions......................17
         14.3     Pooling of Interests Accounting................................................................17


Article 16.       Amendment, Modification, Termination and Bifurcation ..........................................18
         16.1     Amendment, Modification, and Termination.......................................................18
         16.2     Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events.............18
         16.3     Awards Previously Granted......................................................................18
         16.4     Compliance with Code Section 162(m)............................................................18
         16.5     Bifurcation of the Plan........................................................................18


Article 17.       Withholding....................................................................................18
         17.1     Tax Withholding................................................................................19
         17.2     Share Withholding..............................................................................19


Article 18.       Indemnification................................................................................19


Article 19.       Successors.....................................................................................19


Article 20.       General Provisions.............................................................................19
         20.1     Gender and Number..............................................................................19
         20.2     Severability...................................................................................20
         20.3     Requirements of Law............................................................................20
         20.4     Securities Law Compliance......................................................................20
         20.5     Listing........................................................................................20
         20.6     Delivery of Title..............................................................................20
         20.7     Investment Representations.....................................................................20
         20.8     No Additional Rights...........................................................................20
         20.9     Uncertificated Shares..........................................................................21
         20.10    Unfunded Status of the Plan....................................................................21
         20.11    Governing Law..................................................................................21


Black Hills Corporation
Omnibus Incentive Compensation Plan

         Article 1.   Establishment, Objectives, and Duration

         1.1 Establishment of the Plan. Black Hills Corporation, a South Dakota corporation (hereinafter referred to as the "Company"), hereby establishes an incentive compensation plan to be known as the "Black Hills Corporation Omnibus Incentive Compensation Plan" (hereinafter referred to as the "Plan"), as set forth in this document. The Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Performance Shares, Performance Units, and Cash-Based Awards.

         The Plan shall become effective when approved by the Shareholders at the 2001 annual meeting of Shareholders on May 30, 2001, (the "Effective Date") and shall remain in effect as provided in Section 1.3 hereof.

         1.2 Objectives of the Plan. The objectives of the Plan are to optimize the profitability and growth of the Company through annual and long-term incentives that are consistent with the Company's goals and that link the personal interests of Participants to those of the Company's stockholders; to provide Participants with an incentive for excellence in individual performance; and to promote teamwork among Participants. The Plan is further intended to provide flexibility to the Company, its Affiliates, and Subsidiaries, in their ability to motivate, attract, and retain the services of Participants who make significant contributions to the Company's success and to allow Participants to share in such success.

         1.3 Duration of the Plan. The Plan shall commence on the Effective Date, as described in Section 1.1 hereof, and shall remain in effect, subject to the right of the Board of Directors to amend or terminate the Plan at any time pursuant to Article 16 hereof, until all Shares subject to it shall have been purchased or acquired according to the Plan's provisions. However, in no event may an Award be granted under the Plan on or after the tenth (10th ) anniversary of the Effective Date.

         Article 2.      Definitions

         Whenever used in the Plan, the following terms shall have the meanings set forth below, and when the meaning is intended, the initial letter of the word shall be capitalized:

         2.1 "Affiliate" shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations of the Exchange Act.

         2.2 "Award" means, individually or collectively, a grant under this Plan of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Performance Shares, Performance Units, or Cash-Based Awards.

         2.3 "Award Agreement" means an agreement entered into by the Company and each Participant setting forth the terms and provisions applicable to Awards granted under this Plan.

         2.4 "Beneficial Owner" or "Beneficial Ownership" shall have the meaning ascribed to such term in Rule l3d-3 of the General Rules and Regulations under the Exchange Act.

         2.5 "Board" or "Board of Directors" means the Board of Directors of the Company.

         2.6 "Cash-Based Award" means an Award granted to a Participant as described in Article 9 herein.

         2.7 "Change in Control" shall mean any of the following events:

               (a) An acquisition (other than directly from the Company) of any Common Stock of the Company by any "Person" (as the term person is used for purposes of Section 13(d) or 14(d) of the Exchange Act, as amended (the "Exchange Act"), immediately after which such Person has "Beneficial Ownership" (within the meaning of Rule 13d-3 promulgated under the Exchange
                    Act) of thirty percent (30%) or more of the Common Stock of the Company; provided, however, in determining whether a Change in Control has occurred, Common Stock which is acquired in a "Non-Control Acquisition" (as hereinafter defined) shall not constitute an acquisition which would cause a Change in Control. A "Non-Control Acquisition" shall mean an acquisition by (1) an employee benefit plan (or a trust forming a part thereof) maintained by (A) the Company or (B) any corporation or other Person of which a majority of its voting power or its voting equity securities ("Voting Securities") or equity interest is owned, directly or indirectly, by the Company (for purposes of this definition, a "Subsidiary"), (ii) the Company or its Subsidiaries, or
                    (iii) any Person in connection with a "Non-Control Transaction" (as hereinafter defined);


               (b) The individuals who, as of the Effective Date are members of the Board (the "Incumbent Board"), cease for any reason to constitute at least two-thirds of the members of the Board; provided, however, that if the election, or nomination for election by the Company's common shareholders, of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for purposes of this Plan, be considered as a member of the Incumbent Board; provided further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened "Election Contest" (as described in Rule 14a-11 promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a "Proxy Contest") including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest; or

               (c)  Approval by shareholders of the Company of:

                  (i) A merger, consolidation or reorganization involving the Company, unless such merger, consolidation or reorganization is a "Non-Control Transaction." A "Non-Control Transaction" shall mean a merger, consolidation or reorganization of the Company where:

                    (A) The shareholders of the Company, immediately before such merger, consolidation or reorganization, own directly or indirectly immediately following such merger, consolidation or reorganization, at least seventy percent (70%) of the combined voting power of the outstanding Voting Securities of the corporation resulting from such merger or consolidation or reorganization (the "Surviving Corporation") in substantially the same proportion as their ownership of the Voting Securities immediately before such merger, consolidation or reorganization,

                    (B) The individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for such merger, consolidation or reorganization constitute at least two-thirds of the members of the board of directors of the Surviving Corporation, or a corporation beneficially directly or indirectly owning a majority of the Voting Securities of the Surviving Corporation, and

                    (C) No Person other than (i) the Company, (ii) any Subsidiary, (iii) any employee benefit plan (or any trust forming a part thereof) maintained by the Company, the Surviving Corporation, or any Subsidiary, or (iv) any Person who, immediately prior to such merger, consolidation or reorganization had Beneficial Ownership of thirty percent (30%) or more of the then outstanding Voting Securities), has Beneficial
                         Ownership of thirty percent (30%) or more of the combined voting power of the Surviving Corporation's then outstanding Voting Securities.

                  (ii)   A complete  liquidation  or dissolution of the Company;
                         or

                  (iii) An agreement for the sale or other disposition of all or substantially all of the assets of the Company to any Person other than (x) a transfer to a Subsidiary or
                         (y) a sale or transfer of a Subsidiary by the Company except if such sale or transfer would be a sale or other disposition of all or substantially all of the assets of the Company.

               (d) Notwithstanding the foregoing, (i) a Change in Control shall not be deemed to occur solely because any person (the "Subject Person") acquired Beneficial Ownership of more than the permitted amount of the then outstanding Common Stock as a result of the acquisition of Common Stock by the Company which, by reducing the number of shares of Common Stock then outstanding, increases the proportional number of shares Beneficially Owned by the Subject Persons, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of Common Stock by the Company, and after such stock acquisition by the Company, the Subject Person becomes the Beneficial Owner of any additional Common Stock which increases the percentage of the then outstanding Common Stock Beneficially Owned by the Subject Person, then a Change in Control shall occur; and (ii) a Change in Control shall not be deemed to occur unless and until all regulatory approvals required to effect a Change in Control of the Company have been obtained.

         2.8 "Code" means the Internal Revenue Code of 1986, as amended from time to time.

         2.9  "Committee"  means  the  committee   appointed  by  the  Board  to
administer Awards to Employees, as specified in Article 3 herein.

         2.10 "Common Stock" means the $1 par value common stock of the Company.

         2.11  "Company"   means  Black  Hills   Corporation,   a  South  Dakota
corporation and any successor thereto as provided in Article 19 herein.

         2.12 "Covered Employee" means a Participant who, as of the date of vesting and/or payout of an Award, as applicable, is, or, in the judgment of the Board, might then be one of the group of "covered employees," as defined in the regulations promulgated under Code Section 162(m), or any successor statute.

         2.13 "Director" means any individual who is a member of the Board of Directors of the Company; provided, however, that any Director who is employed by the Company shall be considered an Employee under the Plan.

         2.14 "Disability" shall have the meaning ascribed to such term in the Participant's governing long-term disability plan, or if no such plan exists, at the discretion of the Committee.

         2.15 "Effective Date" shall have the meaning ascribed to such term in Section1.1 hereof.

         2.16 "Employee" means any employee of the Company or its Subsidiaries or Affiliates.

         2.17 "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

         2.18 "Fair Market Value" shall be determined on the basis of the closing sale price on the principal securities exchange on which the Shares are traded or, if there is no such sale on the relevant date, then on the last previous day on which a sale was reported.

         2.19 "Freestanding SAR" means an SAR that is granted independently of any Options, as described in Article 7 herein.

         2.20 "Incentive Stock Option" or "ISO" means an option to purchase Shares granted under Article 6 herein and that is designated as an Incentive Stock Option and that is intended to meet the requirements of Code Section 422.

         2.21 "Insider" shall mean an individual who is, on the relevant date, an officer, director or ten percent (10%) beneficial owner of any class of the Company's equity securities that is registered pursuant to Section 12 of the Exchange Act, all as defined under Section 16 of the Exchange Act.

         2.22 "Nonqualified Stock Option" or "NQSO" means an option to purchase Shares granted under Article 6 herein and that is not intended to meet the requirements of Code Section 422, or that otherwise does not meet such requirements.

         2.23 "Option" means an Incentive Stock Option or a Nonqualified Stock Option, as described in Article 6 herein.

         2.24 "Option Price" means the price at which a Share may be purchased by a Participant pursuant to an Option.

         2.25 "Other Award" means an Award granted under Article 10 hereunder.

         2.26 "Participant" means an Employee or Director who has been selected to receive an Award or who has outstanding an Award granted under the Plan.

         2.27 "Performance-Based   Exception"   means  the   performance-based
exception from the tax deductibility limitations of Code Section 162(m).

         2.28 "Performance Share" means an Award granted to a Participant, as described in Article 9 herein.

         2.29 "Performance Unit" means an Award granted to a Participant, as described in Article 9 herein.

         2.30 "Period of Restriction" means the period during which the transfer of Shares of Restricted Stock is limited in some way (based on the passage of time, the achievement of performance goals, or upon the occurrence of other events as determined by the Committee, at its discretion), and the Shares are subject to a substantial risk of forfeiture, as provided in Article 8 herein.

         2.31 "Person" shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a "group" as defined in Section 13(d) thereof.

         2.32 "Restricted Stock" means an Award granted to a Participant pursuant to Article 8 herein.

         2.33 "Retirement" shall have the meaning ascribed to such term in the Company's tax-qualified defined benefit retirement plan.

         2.34 "Rule 16b-3" means Rule 16b-3 of the regulations promulgated under
Section 16 of the Exchange Act, as amended, or any successor rule in effect from time to time.

         2.35 "Shares" means the shares of Common Stock of the Company.

         2.36 "Stock Appreciation Right" or "SAR" means an Award, granted alone or in connection with a related Option, designated as an SAR, pursuant to the terms of Article 7 herein.

         2.37 "Subsidiary" means any corporation, partnership, joint venture, or other entity in which the Company has a majority voting interest.

         2.38 "Tandem SAR" means an SAR that is granted in connection with a related Option pursuant to Article 7 herein, the exercise of which shall require forfeiture of the right to purchase a Share under the related Option (and when a Share is purchased under the Option, the Tandem SAR shall similarly be canceled).

         Article 3.        Administration

         3.1 General. Subject to the terms and conditions of the Plan, the Plan shall be administered by the Committee. The members of the Committee shall be appointed by the Board from the Compensation Committee of the Board, and shall serve at the discretion of, the Board of Directors. All members of the Committee shall meet the definition of "nonemployee directors" as defined in 17 C.F.R. ss. 240.16b-3(b)(3)(i) and "outside directors" as defined in Code regulation ss. 1.162-27(e)(3). The Committee shall have the authority to delegate administrative duties to officers of the Company; provided, that no delegation may be made of all or any part of authority under the Plan to the extent such delegation would result in noncompliance with Rule 16b-3 or Code regulation ss. 1.162-27.

         3.2  Authority  of the  Committee.  Except as  limited by law or by the articles of incorporation or bylaws of the Company, and subject to the provisions of the Plan herein, the Committee shall have full power to select Employees and Directors who shall participate in the Plan; determine the sizes and types of Awards; determine the terms and conditions of Awards in a manner consistent with the Plan; construe and interpret the Plan and any agreement or instrument entered into under the Plan; establish, amend, or waive rules and regulations for the Plan's administration; and amend the terms and conditions of any outstanding Award as provided in the Plan. Further, the Committee shall make all other determinations that may be necessary or advisable for the administration of the Plan.

         3.3 Decisions Binding. All determinations and decisions made by the Committee pursuant to the provisions of the Plan and all related orders and resolutions of the Committee shall be final, conclusive, and binding on all persons, including the Company, its stockholders, Directors, Employees, Participants, and their estates and beneficiaries.

         Article 4.        Shares Subject to the Plan and Maximum Awards

         4.1 Number of Shares Available for Grants. Subject to adjustment as provided in Section 4.2 herein, the number of Shares hereby reserved for issuance to Participants under the Plan shall be one million two hundred thousand (1,200,000), no more than two hundred forty thousand (240,000) of which may be granted in the form of Restricted Shares. Such Shares may be authorized but unissued Shares, treasury shares, shares acquired on the open market specifically for distribution under this Plan, or any combination thereof, as the Committee may from time to time determine. The Committee shall determine the appropriate methodology for calculating the number of shares issued pursuant to the Plan. Unless and until the Committee determines that an Award to a Covered Employee shall not be designed to comply with the Performance-Based Exception, the following rules shall apply to grants of such Awards under the Plan:

               (a) Stock Options: The maximum aggregate number of Shares that may be granted in the form of Stock Options, pursuant to any Award granted in any one fiscal year to any one single Participant shall be five hundred thousand (500,000); provided, that the aggregate Fair Market Value (determined as of the time an Incentive Stock Option is granted) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time during any calendar year shall not exceed $100,000.

               (b)  SARs:.... The maximum aggregate number of Shares that may be granted in the form of Stock Appreciation Rights, pursuant to any Award granted in any one fiscal year to any one single Participant shall be five hundred thousand (500,000).

               (c) Restricted Stock: The maximum aggregate grant with respect to Awards of Restricted Stock granted in any one fiscal year to any one Participant shall be one hundred thousand (100,000).

               (d)  Performance  Shares/Performance Units and Cash-Based Awards:
                    The maximum aggregate grant with respect to Awards of Performance Shares made in any one fiscal year to any one Participant shall be equal to the value of fifty thousand (50,000) Shares; the maximum aggregate amount awarded with respect to Cash-Based Awards or Performance Units to any one Participant in any one fiscal year may not exceed Two Million Dollars ($2,000,000).

         4.2 Lapsed Awards and Awards Not Paid in Shares. If any Award granted under this Plan is canceled, terminates, expires, or lapses for any reason, any Shares subject to such Award again shall be available for the grant of an Award under the Plan. Shares received by the Company as payment for an Award (e.g., stock-for-stock exercises), Shares withheld by the Company to satisfy tax withholding and stock-based Awards that are ultimately settled in cash shall be available for grant of future Awards under the Plan.

         4.3 Adjustments in Authorized Shares. In the event of any change in corporate capitalization, such as a stock split, or a corporate transaction, such as any merger, consolidation, separation, including a spin-off, or other distribution of stock or property of the Company, any reorganization (whether or not such reorganization comes within the definition of such term in Code Section
368) or any partial or complete liquidation of the Company, such adjustment shall be made in the number and class of Shares that may be delivered under
Section 4.1, in the number and class of and/or price of Shares subject to outstanding Awards granted under the Plan, and in the Award limits set forth in subsections 4.1 (a) and 4.1 (b), as may be determined to be appropriate and equitable by the Committee, in its sole discretion, to prevent dilution or enlargement of rights; provided, however, that the number of Shares subject to any Award shall always be a whole number.

         Article 5.        Eligibility and Participation

         5.1 Eligibility. Persons eligible to participate in this Plan include all Employees and Directors.

         5.2 Actual Participation. Subject to the provisions of the Plan, the Commitee may, from time to time, select from all eligible Employees and Directors, those to whom Awards shall be granted and shall determine the nature and amount of each Award.

         Article 6.        Stock Options

         6.1 Grant of Options. Subject to the terms and provisions of the Plan, Options may be granted to Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee.

         6.2 Award Agreement. Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the duration of the Option, the number of Shares to which the Option pertains, and such other provisions as the Committee shall determine which are not inconsistent with the terms of the Plan. The Award Agreement also shall specify whether the Option is intended to be an ISO within the meaning of Code Section 422, or an NQSO whose grant is intended not to fall under the provisions of Code Section 422.

         6.3 Option Price. The Option Price for each grant of an Option under this Plan shall be as determined by the Committee; provided, that the Option Price may in no event be less than the Fair Market Value of the Shares subject to the Option on the date of grant of the Option.

         6.4 Duration of Options. Each Option granted to a Participant shall expire at such time as the Committee shall determine at the time of grant; provided, however, that no ISO shall be exercisable later than the tenth (10th) anniversary date of its grant.

         6.5 Exercise of Options. Options granted under this Article 6 shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which need not be the same for each grant or for each Participant.

         6.6 Payment. Options granted under this Article 6 shall be exercised by the delivery of a written notice of exercise to the Company, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares.

         The Option Price upon exercise of any Option shall be payable to the Company in full either: (a) in cash or its equivalent; or (b) by tendering previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the total Option Price (provided that the Shares that are tendered must have been held by the Participant for at least six (6) months prior to their tender to satisfy the Option Price); or (c) by a combination of
(a) and (b); or (d) any other method approved by the Committee in its sole discretion.

         The Committee also may allow cashless exercise as permitted under Federal Reserve Board's Regulation T, subject to applicable securities law restrictions, or by any other means which the Committee determines to be consistent with the Plan's purpose and applicable law.

         Subject to any governing  rules or  regulations or to the provisions of
Article 13, as soon as practicable after receipt of a written notification of exercise and full payment, the Company shall deliver to the Participant, in the Participant's name, Share certificates in an appropriate amount based upon the number of Shares purchased under the Option(s).

         Unless otherwise determined by the Committee, all payments under all of the methods indicated above shall be paid in United States dollars.

         6.7 Restrictions on Share Transferability. The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option granted under this Article 6 as it may deem advisable, including, without limitation, restrictions under applicable federal securities or tax laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, and under any blue sky or state securities laws applicable to such Shares.

         6.8 Termination of Employment/Directorship. Each Participant's Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the Option following termination of the Participant's employment or directorship with the Company. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Options issued pursuant to this Article 6, and may reflect distinctions based on the reasons for termination.

         6.9      Nontransferability of Options.

                  (a) Incentive Stock Options. No ISO granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, all ISOs granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant.

                  (b) Nonqualified Stock Options. Except as otherwise provided in a Participant's Award Agreement, no NQSO granted under this Article 6 may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant's Award Agreement, all NQSOs granted to a Participant under this Article 6 shall be exercisable during his or her lifetime only by such Participant.

         6.10 No Cancellation and Reissuance of Options. In no event shall the Board or the Committee permit the repricing of Options by any method, including by cancellation and reissuance.

         Article 7.        Stock Appreciation Rights

         7.1 Grant of SARs. Subject to the terms and conditions of the Plan, SARs may be granted to Participants at any time and from time to time as shall be determined by the Committee. The Committee may grant Freestanding SARs, Tandem SARs, or any combination of these forms of SAR.

         Subject to the terms and conditions of the Plan, the Committee shall have complete discretion in determining the number of SARs granted to each Participant and, consistent with the provisions of the Plan, in determining the terms and conditions pertaining to such SARs.

         The grant price of a Freestanding SAR shall equal the Fair Market Value of a Share on the date of grant of the SAR. The grant price of Tandem SARs shall equal the Option Price of the related Option.

         7.2 SAR Agreement. Each SAR grant shall be evidenced by an Award Agreement that shall specify the grant price, the term of the SAR, and such other provisions as the Committee shall determine.

         7.3 Term of SARs. The term of an SAR granted under the Plan shall be determined by the Committee, in its sole discretion.

         7.4 Exercise of Freestanding SARs. Freestanding SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes upon them.

         7.5 Exercise of Tandem SARs. Tandem SARs may be exercised for all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option. A Tandem SAR may be exercised only with respect to the Shares for which its related Option is then exercisable.

         Notwithstanding any other provision of this Plan to the contrary, with respect to a Tandem SAR granted in connection with an ISO: (a) the Tandem SAR will expire no later than the expiration of the underlying ISO; (b) the value of the payout with respect to the Tandem SAR may be for no more than one hundred percent (100%) of the difference between the Option Price of the underlying ISO and the Fair Market Value of the Shares subject to the underlying ISO at the time the Tandem SAR is exercised; and (c) the Tandem SAR may be exercised only when the Fair Market Value of the Shares subject to the ISO exceeds the Option Price of the ISO.

         7.6 Payment of SAR Amount. Upon exercise of an SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

               (a) The difference between the Fair Market Value of a Share on the date of exercise over the grant price; by

               (b) The number of Shares with respect to which the SAR is exercised.

         At the discretion of the Committee, the payment upon SAR exercise may be in cash, in Shares of equivalent value, in some combination thereof, or in any other manner approved by the Committee at its sole discretion. The Committee's determination regarding the form of SAR payout shall be set forth in the Award Agreement pertaining to the grant of the SAR.

         7.7 Termination of Employment/Directorship. Each Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the SAR following termination of the Participant's employment or directorship with the Company, its Affiliates, and/or its subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with Participants, need not be uniform among all SARs issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination.

         7.8 Nontransferability of SARs. Except as otherwise provided in a Participant's Award Agreement, no SAR granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant's Award Agreement, all SARs granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant.

         Article 8.         Restricted Stock

         8.1 Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock to Participants in such amounts as the Committee shall determine.

         8.2 Restricted Stock Agreement. Each Restricted Stock grant shall be evidenced by a Restricted Stock Award Agreement that shall specify the Period(s) of Restriction, the number of Shares of Restricted Stock granted, and such other provisions as the Committee shall determine.

         8.3 Transferability. Except as provided in this Article 8, the Shares of Restricted Stock granted herein may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction established by the Committee and specified in the Restricted Stock Award Agreement, or upon earlier satisfaction of any other conditions, as specified by the Committee in its sole discretion and set forth in the Restricted Stock Award Agreement. All rights with respect to the Restricted Stock granted to a Participant under the Plan shall be available during his or her lifetime only to such Participant.

         8.4 Other Restrictions. The Committee shall impose such other conditions and/or restrictions on any Shares of Restricted Stock granted pursuant to the Plan as it may deem advisable including, without limitation, a requirement that Participants pay a stipulated purchase price for each Share of Restricted Stock, restrictions based upon the achievement of specific performance goals, time-based restrictions on vesting following the attainment of the performance goals, time-based restrictions, and/or restrictions under applicable federal or state securities laws.

         To the extent deemed appropriate by the Committee, the Company may retain the certificates representing Shares of Restricted Stock in the Company's possession until such time as all conditions and/or restrictions applicable to such Shares have been satisfied.

         Except as otherwise provided in this Article 8, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan shall become freely transferable by the Participant after the last day of the applicable Period of Restriction.

         8.5 Voting Rights. If the Committee so determines, Participants holding Shares of Restricted Stock granted hereunder may be granted the right to exercise full voting rights with respect to those Shares during the Period of Restriction.

         8.6 Dividends and Other Distributions. During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder may, if the Committee so determines, be credited with dividends paid with respect to the underlying Shares while they are so held. The Committee may apply any restrictions to the dividends that the Committee deems appropriate. Without limiting the generality of the preceding sentence, if the grant or vesting of Restricted Shares granted to a Covered Employee is designed to comply with the requirements of the Performance-Based Exception, the Committee may apply any restrictions it deems appropriate to the payment of dividends declared with respect to such Restricted Shares, such that the dividends and/or the Restricted Shares maintain eligibility for the Performance-Based Exception.

         8.7 Termination of Employment/Directorship. Each Award Agreement shall set forth the extent to which the Participant shall have the right to receive unvested Restricted Shares following termination of the Participant's employment or directorship with the Company. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Shares of Restricted Stock issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination.

         Article 9. Performance Units, Performance Shares, and Cash-Based Awards

         9.1 Grant of Performance Units/Shares and Cash-Based Awards. Subject to the terms of the Plan, Performance Units, Performance Shares, and/or Cash-Based Awards may be granted to Participants in such amounts and upon such terms, and at any time and from time to time, as shall be determined by the Committee.

         9.2 Value of Performance Units/Shares and Cash-Based Awards. Each Performance Unit shall have an initial value that is established by the Committee at the time of grant. Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the date of grant. Each Cash-Based Award shall have a value as may be determined by the Committee. The Committee shall set performance goals in its discretion which, depending on the extent to which they are met, will determine the number and/or value of Performance Units/Shares and Cash-Based Awards that will be paid out to the Participant. For purposes of this Article 9, the time period during which the performance goals must be met shall be called a "Performance Period."

         9.3 Earning of Performance Units/Shares and Cash-Based Awards. Subject to the terms of this Plan, after the applicable Performance Period has ended, the holder of Performance Units/Shares and Cash-Based Awards shall be entitled to receive payout on the number and value of Performance Units/Shares and Cash-Based Awards earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance goals have been achieved.

         9.4 Form and Timing of Payment of Performance Units/Shares and Cash-Based Awards.

         Payment of earned Performance Units/Shares and Cash-Based Awards shall be as determined by the Committee and as evidenced in the Award Agreement. Subject to the terms of the Plan, the Committee, in its sole discretion, may pay earned Performance Units/Shares and Cash-Based Awards in the form of cash or in Shares (or in a combination thereof) that have an aggregate Fair Market Value equal to the value of the earned Performance Units/Shares and Cash-Based Awards at the close of the applicable Performance Period. Such Shares may be granted subject to any restrictions deemed appropriate by the Committee. The determination of the Committee with respect to the form of payout of such Awards shall be set forth in the Award Agreement pertaining to the grant of the Award.

         At the discretion of the Committee, Participants holding Performance Units/Shares may be entitled to receive dividend units with respect to dividends declared with respect to the Shares. Such dividends may be subject to the same accrual, forfeiture, and payout restrictions as apply to dividends earned with respect to Shares of Restricted Stock, as set forth in Section 8.6 herein, as determined by the Committee.

         9.5 Termination of Employment/Directorship. In the event the employment or directorship terminates for any reason, including by reason of death, Disability, or Retirement, all Performance Units/Shares and Cash-Based Awards shall be forfeited by the Participant to the Company unless determined otherwise by the Committee, as set forth in the Participant's Award Agreement.

         9.6 Nontransferability. Except as otherwise provided in a Participant's Award Agreement, Performance Units/Shares and Cash-Based Awards may not be sold, transferred, pledged, assigned, or other-wise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant's Award Agreement, a Participant's rights under the Plan shall be exercisable during the Participant's lifetime only by the Participant.

         Article 10.       Other Awards

         The Committee shall have the right to grant other Awards which may include, without limitation, the grant of shares based on attainment of performance goals established by the Committee, the payment of Shares in lieu of cash or cash based on attainment of performance goals established by the Committee, and the payment of Shares in lieu of cash under other Company incentive or bonus programs. Payment under or settlement of any such Awards shall be made in such manner and at such times as the Committee may determine.

         Article 11.       Performance Measures

         Unless and until the Committee proposes for shareholder vote and shareholders approve a change in the general performance measures set forth in this Article 11, the attainment of which may determine the degree of payout and/or vesting with respect to Awards to Covered Employees that are designed to qualify for the Performance-Based Exception, the performance measure(s) to be used for purposes of such grants shall be based upon one or more of the following performance based criteria, either on a Company-specific basis or in comparison with peer group performance:

          (a)      Earnings per share;
          (b)      Net income (before or after taxes);
          (c) Return measures (including, but not limited to, return on assets, equity, or sales);
          (d) Cash flow (including, but not limited to, operating cash flow and free cash flow);
          (e) Cash flow return on investments, which equals net cash flows divided by owner's equity;
          (f) Earnings before or after taxes, interest, depreciation and/or amortization;
          (g)      Internal rate of return or increase in net present value;
          (h)      Dividends paid;
          (i)      Gross revenues;
          (j)      Gross margins;
          (k) Share price performance (including, but not limited to, growth measures and total shareholder return);
          (l)      Customer satisfaction measures; and
          (m)      Price earnings ratio.

         The Committee in its sole discretion shall have the ability to set such performance measures at the corporate level or the business unit level.

         The Committee may exclude various items and occurrences from business results before determining Awards under the Plan. To the extent such exclusions affect Awards to executives covered by Section 162(m), they will be prescribed in resolutions that meet the requirements of Section 162(m) for deductibility.

         Notwithstanding anything contained herein, Awards that are designed to qualify for the Performance-Based Exception, and that are held by Covered Employees, may not be adjusted upward (the Committee shall retain the discretion to adjust such Awards downward).

         In the event that applicable tax and/or securities laws change to permit Committee discretion to alter the governing performance measures without obtaining shareholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining shareholder approval. In addition, in the event that the Committee determines that it is advisable to grant Awards that shall not qualify for the Performance-Based Exception, the Committee may make such grants without satisfying the requirements of Code
Section 162(m). No payment for Awards that are designed to qualify for the Performance-Based Exception shall be paid until the Committee certifies in writing that the performance goals and all material terms of the Award were in fact satisfied. Approved minutes of the Committee meeting in which the certification is made shall be treated as a written certification.

         Article 12.       Beneficiary Designation

         Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his or her death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with the Company during the Participant's lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant's death shall be paid to the Participant's estate.

         Article 13.       Deferrals

         The Committee may permit or require a Participant to defer such Participant's receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant by virtue of the exercise of an Option or SAR, the lapse or waiver of restrictions with respect to Restricted Stock, or the satisfaction of any requirements or goals with respect to Performance Units/Shares and Cash-Based Awards. If any such deferral election is required or permitted, the Committee shall, in its sole discretion, establish rules and procedures for such payment deferrals.

         Article 14.       Rights of Employees/Directors

         14.1 Employment. Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant's employment at any time, nor confer upon any Participant any right to continue in the employ of the Company, or any right in any Director to be retained in the service of the Company.

         14.2 Participation. No Employee or Director shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.

         14.3 Rights as a Stockholder. A Participant shall have none of the rights of a shareholder with respect to shares of Common Stock covered by any Award until the Participant becomes the record holder of such shares.

         Article 15.       Change in Control

         15.1 Treatment of Outstanding Awards. Upon the occurrence of a Change in Control, unless otherwise specifically prohibited under applicable laws, or by the rules and regulations of any governing governmental agencies or national securities exchanges, or unless the Committee shall determine otherwise in the Award Agreement:

          (a) Any and all Options and SARs granted hereunder shall become immediately exercisable, and shall remain exercisable throughout their entire term;

          (b) Any restriction periods and restrictions imposed on Restricted Shares that are not performance-based shall lapse; and

          (c) The target payout opportunities attainable under all outstanding Awards of performance-based Restricted Stock, Performance Units, Performance Shares, and Cash-Based Awards shall be deemed to have been fully earned for the entire Performance Period(s) as of the effective date of the Change in Control. The vesting of all Awards denominated in Shares shall be accelerated as of the effective date of the Change in Control, and there shall be paid out to Participants within thirty (30) days following the effective date of the Change in Control a pro rata number of shares based upon an assumed achievement of all relevant targeted performance goals and upon the length of time within the Performance Period that has elapsed prior to the Change in Control. Awards denominated in cash shall be paid pro rata to participants in cash within thirty (30) days following the effective date of the Change in Control, with the proration determined as a function of the length of time within the Performance Period that has elapsed prior to the Change in Control, and based on an assumed achievement of all relevant targeted performance goals.

         15.2 Termination, Amendment, and Modifications of Change-in-Control Provisions.

         Notwithstanding any other provision of this Plan (but subject to the limitations of Section 16.3 hereof) or any Award Agreement provision, the provisions of this Article 15 may not be terminated, amended, or modified on or after the date of a Change in Control to affect adversely any Award theretofore granted under the Plan without the prior written consent of the Participant with respect to said Participant's outstanding Awards; provided, however, the Board may terminate, amend, or modify this Article 15 at any time and from time to time prior to the date of a Change in Control.

         15.3 Pooling of Interests Accounting. Notwithstanding any other provision of the Plan to the contrary, in the event that the consummation of a Change in Control is contingent on using pooling of interests accounting methodology, the Board may take any action necessary to preserve the use of pooling of interests accounting.

         Article 16.       Amendment, Modification, Termination and Bifurcation

         16.1 Amendment, Modification, and Termination. Subject to the terms of the Plan, the Committee may at any time and from time to time, alter, amend, suspend, or terminate the Plan in whole or in part; provided, that no such amendment shall be made without the approval of the Company shareholders (a) that would increase the number of Shares available for issuance in accordance with the Plan; or (b) if such approval is required, (i) to comply with Section 422 of the Code with respect to Incentive Stock Options; or (ii) for purposes of
Section 162(m) of the Code.

         16.2 Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events.

         The Committee may make adjustments in the terms and conditions of, and the criteria included Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4.3 hereof) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan; provided that, no such adjustment shall be authorized to the extent that such authority would be inconsistent with the Plan's or any Award's meeting the requirements of Section 162(m) of the Code, as from time to time amended.

         16.3 Awards Previously Granted. Notwithstanding any other provision of the Plan to the contrary (but subject to Section 15.2 hereof), no termination, amendment, or modification of the Plan shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Participant holding such Award.

         16.4  Compliance  with Code  Section  162(m).  At all  times  when Code
Section 162(m) is applicable, all Awards granted under this Plan to Employees who are or could reasonably become Covered Employees as determined by the Committee shall comply with the requirements of Code Section 162(m); provided, however, that in the event the Committee determines at the time it makes an Award or Award(s) available for grant under the Plan that such compliance is not desired with respect to any Award or Awards available for grant under the Plan, then compliance with Code Section 162(m) will not be required. In addition, in the event that changes are made to Code Section 162(m) to permit greater flexibility with respect to any Award or Awards available under the Plan, the Committee may, subject to this Article 16, make any adjustments it deems appropriate.

         16.5 Bifurcation of the Plan. Notwithstanding anything in the Plan to the contrary, the Committee, in its sole discretion, may bifurcate the Plan so as to restrict, limit or condition the use of any provision of the Plan to Participants who are subject to Section 16 of the Exchange Act without so restricting, limiting, or conditioning the Plan with respect to other Participants.

         Article 17.       Withholding

         17.1 Tax Withholding. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy Federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Plan.

         17.2 Share Withholding. With respect to withholding required upon the exercise of Options or SARs, upon the lapse of restrictions on Restricted Stock, or upon any other taxable event arising as a result of Awards granted hereunder, Participants may elect, subject to the approval of the Board, to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax that could be imposed on the transaction. All such elections shall be irrevocable, made in writing, signed by the Participant, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

         Article 18.       Indemnification

         Each person who is or shall have been a member of the Committee, or of the Board, shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company's approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's articles of incorporation or bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

         Article 19.        Successors

         All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of' a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

         Article 20.       General Provisions

         20.1 Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

         20.2 Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

         20.3 Requirements of Law. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

         20.4 Securities Law Compliance. With respect to Insiders, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the 1934 Act., unless determined otherwise by the Committee. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee. All grants and exercises of Options and other Awards under the Plan shall be executed in accordance with the requirements of Section 16 of the Exchange Act, as amended and any regulations promulgated thereunder. To the extent that any of the provisions contained herein do not conform with Rule 16b-3 of the Act or any amendments thereto, or any successor regulation, then the Committee may make such modifications so as to conform the Plan and any Options or other Awards granted hereunder to the Rules requirements, except only such modifications as to a Performance-Based Exception as may be prohibited by Code regulation ss. 1.162-27.

         20.5 Listing. The Company may use reasonable endeavors to register Shares allotted pursuant to the exercise of an Option with the United States Securities and Exchange Commission or to the effect compliance with the registration, qualification, and listing requirements of any national securities laws, stock exchange, or automated quotation system.

         20.6 Delivery of Title. The Company shall have no obligation to issue or deliver evidence of title for shares of Shares under the Plan prior to:

          (a) Obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and

          (b) Completion of any registration or other qualification of the Shares under any applicable national or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable.

         20.7 Investment Representations. As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

         20.8 No Additional Rights. Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant's employment at any time, or confer upon any Participant any right to continue in the employ of the Company, or upon any Director the right to continue in service with the Company.

         20.9 Uncertificated Shares. To the extent that the Plan provides for issuance of certificates to reflect the transfer of Shares, the transfer of such Shares may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange.

         20.10 Unfunded Status of the Plan. The Plan is intended to constitute an "unfunded" Plan. With respect to any payments or deliveries of Shares not yet made to a Participant by the Company, nothing contained herein shall give any rights that are greater than those of a general creditor of the Company.

         20.11 Governing Law. The Plan and each Award Agreement shall be governed by the laws of' the state of South Dakota, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction. Unless otherwise provided in the Award Agreement, recipients of an Award under the Plan are deemed to submit to the exclusive jurisdiction and venue of the federal or state courts of South Dakota, to resolve any and all issues that may arise out of or relate to the Plan or any related Award Agreement.

                             BLACK HILLS CORPORATION

                         ANNUAL MEETING OF SHAREHOLDERS

                             Wednesday, May 30, 2001

                              9:30 a.m., Local Time

                                 Journey Museum
                               222 New York Street
                              Rapid City, SD 57701





Black Hills Corporation
PO Box 1400, Rapid City, SD  57709                                     PROXY
-------------------------------------------------------------------------------

This proxy is solicited by the Board of Directors for use at the Annual Meeting on May 30, 2001.

The Shares of stock you hold in your account or in a dividend reinvestment account will be voted as you specify below.

If no choice is specified, the proxy will be voted "FOR" Items 1,2,3 and 4.

By signing the proxy, you revoke all prior proxies and appoint Daniel P. Landguth, Mark T. Thies, and Steven J. Helmers, and each of them, with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments.

HOW TO VOTE YOUR PROXY

Mark, sign and date your proxy card and return it in the postage-paid envelope we've provided or return it to Black Hills Corporation, c/o Shareowner Services, P.O. Box 64873, St. Paul, MN 55164-9397.

-------------------------------------------------------------------------------

       The Board of Directors Recommends a Vote FOR Items 1, 2, 3 and 4.

1. Election of
   Class I Directors: 01 Adil M. Ameer       Vote FOR         Vote WITHHELD
                      02 Everett E. Hoyt     all nominees     from all nominees
                      03 Thomas J. Zeller

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right. To cumulate votes so indicate.)

                                                       For    Against   Abstain

2.       Authorize an increase in the Company's
         authorized  indebtedness  from
         $500 million to $2 billion.

3.       Authorize the Black Hills Corporation
         Omnibus Incentive Compensation Plan.

4.       Ratify the  appointment of Arthur Andersen
         LLP to serve as Black Hills Corporation's independent auditors in 2001.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.

         Address change?  Mark Box
         Indicate changes below:            _______________________________
                                            Date



                                          Signature(s) Box
                                          Please sign exactly as your name(s)
                                          appear on Proxy.  If held in joint
                                          tenancy, all persons must sign.
                                          Trustees, administrators, etc.,
                                          should include title and authority.
                                          Corporations should provide full
                                          name or corporation and title of
                                          authorized officer signing the proxy.

---------------------------- ------------------------- ------------------------
          Proxy #                    Account #            Issue or Issuer #

---------------------------- ------------------------- ------------------------